                                                                  EXECUTION COPY

                                                                    Exhibit 10.9

--------------------------------------------------------------------------------


                      TRANSFER AND ADMINISTRATION AGREEMENT


                                      among


                       SHEFFIELD RECEIVABLES CORPORATION,

                                    as Buyer,


                     COMPUCREDIT ACQUISITION FUNDING CORP.,

                               as the Transferor,


                            COMPUCREDIT CORPORATION,

                                individually and
                                 as the Servicer
                                and the Guarantor


                                       and


                                BARCLAYS BANK PLC

                                  as the Agent



                          Dated as of February 10, 1999



--------------------------------------------------------------------------------

                                   EXHIBITS

EXHIBIT A     Form of Credit Card Agreement

EXHIBIT B     [Reserve]

EXHIBIT C     Form of Statement of Estimated Amounts

EXHIBIT D     Form of Independent Accountants Report

EXHIBIT E     [Reserve]

EXHIBIT G     [Reserve]

EXHIBIT H     List of Actions and Suits

EXHIBIT I     [Reserve]

EXHIBIT J     List of Subsidiaries, Divisions and Tradenames

EXHIBIT K     Form of Investment Letter

                               TABLE OF CONTENTS



                                                                                                                PAGE

ARTICLE I  DEFINITIONS............................................................................................1

         SECTION 1.1.            Certain Defined Terms............................................................1

         SECTION 1.2.            Other Terms.....................................................................26

         SECTION 1.3.            Computation of Time Periods.....................................................26

ARTICLE II  TRANSFERS AND SETTLEMENTS............................................................................26

         SECTION 2.1.            Facility........................................................................26

         SECTION 2.2.            Transfers.......................................................................26

         SECTION 2.3.            Selection of Interest Rates and Collection Periods..............................29

         SECTION 2.4.            [Reserved]......................................................................29

         SECTION 2.5.            Allocation of Collections.......................................................29

         SECTION 2.6.            Reserve Account.................................................................30

         SECTION 2.7.            Fees............................................................................31

         SECTION 2.8.            Protection of Transferred Interest of the Owners................................31

         SECTION 2.9.            Deemed Collections; Application of Payments.....................................33

         SECTION 2.10.           Payments and Computations, Etc..................................................35

         SECTION 2.11.           Reports.........................................................................35

         SECTION 2.12.           Collection Account..............................................................36

         SECTION 2.13.           Sharing of Payments, Etc........................................................37

         SECTION 2.14.           Defaulted Receivables...........................................................37

         SECTION 2.15.           Optional Amortization...........................................................38

ARTICLE III  REPRESENTATIONS AND WARRANTIES......................................................................38

         SECTION 3.1.            Representations and Warranties of the Transferor................................38

         SECTION 3.2.            [Reserved]......................................................................41

         SECTION 3.3.            Representations and Warranties of the Servicer..................................41

         SECTION 3.4.            Reaffirmation of Representations and Warranties by the Servicer.................43

ARTICLE IV  CONDITIONS PRECEDENT.................................................................................43

         SECTION 4.1.            Conditions to Closing...........................................................43

ARTICLE V  COVENANTS.............................................................................................46

         SECTION 5.1.            Affirmative Covenants of Transferor.............................................46


                                       i


         SECTION 5.2.            Negative Covenants of the Transferor............................................53

         SECTION 5.3.            Affirmative Covenants of the Servicer...........................................55

         SECTION 5.4.            Negative Covenants of the Servicer..............................................57

ARTICLE VI  ADMINISTRATION AND COLLECTIONS.......................................................................58

         SECTION 6.1.            Appointment of Servicer.........................................................58

         SECTION 6.2.            Duties of Servicer..............................................................58

         SECTION 6.3.            Rights After Designation of New Servicer........................................59

         SECTION 6.4.            Servicer Default................................................................60

         SECTION 6.5.            Responsibilities of the Transferor..............................................60

ARTICLE VII  TERMINATION EVENTS..................................................................................61

         SECTION 7.1.            Termination Events..............................................................61

         SECTION 7.2.            Termination.....................................................................64

         SECTION 7.3.            Optional Repurchase.............................................................65

ARTICLE VIII  INDEMNIFICATION; EXPENSES; RELATED MATTERS.........................................................66

         SECTION 8.1.            Indemnities by the Transferor...................................................66

         SECTION 8.2.            Indemnity for Taxes, Reserves and Expenses......................................69

         SECTION 8.3.            Taxes...........................................................................72

         SECTION 8.4.            Other Costs, Expenses and Related Matters.......................................73

         SECTION 8.5.            Amounts Limited to Available Funds..............................................74

         SECTION 8.6.            Indemnification by Servicer.....................................................74

ARTICLE IX  THE AGENT............................................................................................75

         SECTION 9.1.            Authorization and Action........................................................75

         SECTION 9.2.            Agent's Reliance, Etc...........................................................76

         SECTION 9.3.            Termination Events..............................................................76

         SECTION 9.4.            Agents and Affiliates...........................................................77

         SECTION 9.5.            Indemnification of the Agent....................................................77

         SECTION 9.6.            Non-Reliance....................................................................78


                                       ii


         SECTION 9.7.            Resignation of Agent............................................................78

         SECTION 9.8.            Payments by the Agent...........................................................78

         SECTION 9.9.            UCC Filings.....................................................................78

ARTICLE X  GUARANTY AND GUARANTOR COVENANTS......................................................................79

         SECTION 10.1.           Guaranty........................................................................79

         SECTION 10.2.           Waivers.........................................................................79

         SECTION 10.3.           Reinstatement...................................................................80

         SECTION 10.4.           Subrogation.....................................................................80

         SECTION 10.5.           Net Worth Ratio.................................................................81

         SECTION 10.6.           Financial Reporting.............................................................81

         SECTION 10.7.           Notices.........................................................................82

         SECTION 10.8.           Sub-Servicing Fee...............................................................82

         SECTION 10.9.           Co-Beneficiary Designations.....................................................82

ARTICLE XI  MISCELLANEOUS........................................................................................83

         SECTION 11.1.           Term of Agreement...............................................................83

         SECTION 11.2.           Waivers; Amendments.............................................................83

         SECTION 11.3.           Notices.........................................................................84

         SECTION 11.4.           Governing Law; Submission to Jurisdiction; Integration..........................85

         SECTION 11.5.           Severability; Counterparts......................................................86

         SECTION 11.6.           Successors and Assigns..........................................................86

         SECTION 11.7.           Disclosure......................................................................86

         SECTION 11.8.           Confidentiality Agreement.......................................................87

         SECTION 11.9.           No Bankruptcy Petition..........................................................87

         SECTION 11.10.          No Recourse Against Stockholders, Officers or Directors.........................87

         SECTION 11.11.          Tax Matters.....................................................................88

         SECTION 11.12.          Tax Treatment...................................................................92

                      TRANSFER AND ADMINISTRATION AGREEMENT

                  TRANSFER AND ADMINISTRATION AGREEMENT (this "AGREEMENT"), dated as of February 10, 1999, by and among SHEFFIELD RECEIVABLES CORPORATION, a Delaware corporation (the "BUYER"), COMPUCREDIT ACQUISITION FUNDING CORP., a Nevada corporation, as transferor (in such capacity, the "TRANSFEROR"), COMPUCREDIT CORPORATION, a Georgia corporation, individually, as servicer (in such capacity, the "Servicer") and as guarantor (in such capacity, the "GUARANTOR"), and BARCLAYS BANK PLC, as agent for the Buyer and the other "Owners" (as defined below) (the "AGENT").

                             PRELIMINARY STATEMENTS

                  WHEREAS, the Transferor may desire to convey, transfer and assign, from time to time, undivided percentage interests in certain accounts receivable, and Buyer shall accept such conveyance, transfer and assignment of such undivided percentage interests, subject to the terms and conditions of this Agreement.

                  NOW, THEREFORE, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

                  "ACCOUNTS" means each credit card account established pursuant to a Credit Card Agreement with an Obligor as of the Cut-Off Date, which account
(i) (a) was sold to CB&T pursuant to the Sale and Purchase Agreement by the Original Sellers, (b) is a Transferred Account or (c) is a Related Account, and
(ii) is identified by account number and by the principal receivables thereof as of the Cut-Off Date and referred to in the Account Schedule delivered to the Agent on the Closing Date pursuant to Section 2.8(b), as such schedule is amended, modified or supplemented thereafter pursuant to Section 2.8(b).

                   "ACCOUNT OWNER" means CB&T or any other entity which is the issuer of the credit card relating to an Account pursuant to a Credit Card Agreement, subject to Section 5.2(h) hereof.

                  "ACCOUNT SCHEDULE" means the schedule of Accounts (which schedule may be in the form of a computer file or microfiche) of the Transferor delivered to the Agent on the Closing Date, as amended or modified from time to time pursuant to the terms of this Agreement.

                  "ADVERSE CLAIM" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person (including any UCC financing statement or any similar instrument filed against such Person's assets or properties) excluding, however, Permitted Liens.

                  "AFFECTED ASSETS" means, collectively, the Receivables and the Related Security, Collections and Proceeds relating thereto.

                  "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting stock, by contract or otherwise.

                  "AFFINITY CARD AGREEMENT" means the Affinity Card Agreement, dated January 6, 1997, among CB&T, CompuCredit and CAC, and all schedules and exhibits thereto, as the same has been and may hereafter be amended, modified or supplemented and in effect from time to time.

                  "AGENT" means Barclays Bank PLC, in its capacity as agent for the Buyer and the other Owners, and any successor thereto appointed pursuant to
Article IX.

                  "AGGREGATE UNPAIDS" means, at any time, an amount equal (without duplication) to the sum of (i) the aggregate accrued and unpaid Carrying Costs at such time, (ii) the Net Investment at such time and (iii) all other amounts owed (whether due or accrued) under the Transaction Documents by the Transferor to the Buyer and the other Owners at such time, including, without limitation, any Early Collection Fee then due and owing.

                  "ALTERNATIVE RATE" means, with respect to any Collection Period (or portion thereof), an interest rate per annum equal to the LIBO Rate (Reserve Adjusted); PROVIDED, HOWEVER, that:

                 (i) If the Majority Owners shall notify the Agent prior to the related rate determination date that a LIBO Rate Disruption Event has occurred and is continuing, then the "Alternative Rate" for such Collection Period (or portion thereof) shall be an interest rate per annum equal to the Base Rate in effect from time to time during such Collection Period (or portion thereof) unless the Agent and the Transferor agree in writing to a different rate;

                (ii) if any Owner shall have notified the Agent on or before the applicable rate determination date that the LIBO Rate for any Collection Period (or portion thereof) does not accurately reflect the cost to such Owner of funding its investment in the Transferred Interest for such Collection Period (or portion thereof), then the "Alternative Rate" with respect to such Owner's share of the

          Transferred Interest for such Collection Period (or portion thereof) shall be an interest rate per annum equal to the Base Rate in effect from time to time during such Collection Period (or portion thereof) unless the Agent and the Transferor agree in writing to a different rate;

               (iii) if for any reason the Alternative Rate becomes applicable on notice to the Agent of less than three Business Days (determined giving effect to the LIBO Rate (Reserve Adjusted) provisions of the definition of "Business Day"), the "Alternative Rate" shall be the Base Rate in effect from time to time during the period prior to the satisfaction of such three Business Days' notice requirement (determined giving effect to the LIBO Rate (Reserve Adjusted) provisions of the definition of "Business Day"); and

                (iv) notwithstanding anything to the contrary in clauses (i) through (iii) above, at all times following the occurrence of a Termination Event (other than a Termination Event pursuant to
          Section 7.1(i)) the "Alternative Rate" for any Collection Period (or portion thereof) shall be a rate per annum equal to the sum of
          (i) the Base Rate in effect from time to time during such Collection Period and (ii) 2.00% per annum, unless the Agent and the Transferor agree in writing to a different rate.

                  "APPLICABLE RATE" means, for any Collection Period, the Cost of Funds for such Collection Period, adjusted, as necessary, to yield, when applied to the Net Investment, an amount sufficient to pay interest on the incremental effective principal balance of any funding resulting from the capitalization of interest, if any, during such Collection Period. In the case of the final Collection Period (as described in the definition of Collection Period), on the fifth Business Day immediately preceding the final Remittance Date, the Agent shall notify the Servicer of the Applicable Rate for the related Collection Period. The Applicable Rate reported pursuant to the preceding sentence shall be calculated using an estimate of the component rates for the remaining days in such Collection Period. On the Remittance Date for such Collection Period, the Agent shall redetermine the Applicable Rate in respect of such Collection Period and if such redetermined Applicable Rate is higher or lower than the Applicable Rate reported to the Servicer on the fifth Business Day immediately preceding the corresponding Remittance Date, the Agent shall, within three Business Days following such Remittance Date, advise the Servicer of such redetermined Applicable Rate, specifying the amount of any resulting underpayment or overpayment of interest on such Remittance Date.

                  "ARRANGEMENT FEE" means the fee payable by the Transferor to the Administrative Agent pursuant to Section 2.7 hereof, the terms of which are set forth in the Fee Letter.

                  "ASSIGNMENT" means any sale, assignment or transfer by the Buyer or any other Owner of all or any part of its interest in this Agreement, but shall not include a participation as described in Section 11.11(f).


                   "BANKRUPTCY CODE" has the meaning assigned to that term in
Section 3.1(k).

                  "BARCLAYS" means Barclays Bank PLC and its successors.

                  "BASE RATE" or "BR" means, a rate per annum equal to the greater of (i) the prime rate of interest publicly announced by Barclays from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by Barclays) and (ii) the sum of (a) 0.50% and (b) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by Barclays from three Federal funds brokers of recognized standing selected by it.

                  "BENEFIT PLAN" means any employee benefit plan as defined in
Section 3(3) of ERISA in respect of which the Transferor or any ERISA Affiliate thereof is, or at any time during the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

                  "BUSINESS DAY" means any day other than (a) a Saturday or Sunday or (b) any other day on which national banking associations or state banking institutions in New York, New York, Atlanta, Georgia, Columbus, Georgia or any other State in which the principal executive offices of CompuCredit, the Transferor, the Agent, CB&T or any other Account Owner, as the case may be, are located, are authorized or obligated by law, executive order, or governmental decree to be closed, and, when used with respect to the determination of any LIBO Rate (Reserve Adjusted) or any notice with respect thereto, any such day which is also a day for trading by and between banks in United States dollar deposits in the London interbank market.

                  "BUYER" means Sheffield Receivables Corporation, a Delaware corporation.

                  "CAC" means CompuCredit Acquisition Corporation, a Nevada corporation, together with its successors and assigns.

                  "CAPITALIZED LEASE" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

                  "CARGILL PURCHASE AGREEMENT" means that certain Purchase Agreement dated on or about February 10, 1999, by and between the Transferor and Cargill Financial Services Corporation, as it may be amended, modified or supplemented from time to time.

                  "CARRYING COSTS" means with respect to any Remittance Date, an amount equal to the sum of (i) the product of (A) the Applicable Rate in effect with respect to the Collection Period ending immediately prior to such Remittance Date, (B) the average daily Net Investment during such Collection Period, and (C) a fraction the numerator of which is the actual number of days in such Collection Period and the denominator of which is 360, PLUS (ii) all Early Collection Fees incurred by Owners during the immediately preceding Collection Period, PLUS (iii) the product of (A) the Program Fee Rate, (B) (1) the average daily Facility Limit during such Collection Period, MINUS (2) that portion of the average daily Net Investment during such Collection Period that is funded other than through the issuance of Related Commercial Paper and (C) a fraction the numerator of which is the actual number of days in such Collection Period and the denominator of which is 360, PLUS (iv) any amounts owed to any Indemnified Parties pursuant to Section 8.1, 8.2, 8.3, 8.4 and 8.6, PLUS (v) any past due Carrying Costs owing in respect of any prior Collection Period, together with interest thereon (to the extent permitted by applicable law) at a rate equal to the sum of the Base Rate and 2.00% per annum for the period from and including the original due date for such past due Carrying Costs to but excluding the date on which they are paid in full together with such interest thereon.

                  "CASH ADVANCE FEES" means cash advance transaction fees, if any, as specified in the Credit Card Agreement applicable to each Account.

                  "CB&T" means Columbus Bank and Trust Company, a state chartered bank organized under the laws of the State of Georgia, together with its successors and assigns.

                  "CB&T AGREEMENT" means the subservicer letter agreement, dated the date hereof, among CB&T, CAC and the Agent, as it may be amended, modified or supplemented from time to time.

                  "CHARGE-OFF RATE" means, for any Collection Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the aggregate amount of the Principal Receivables of all Receivables that became Defaulted Receivables during such Collection Period, less all Recoveries received during such Collection Period, and the denominator of which is the average daily Principal Receivables during such Collection Period.

                  "CLOSING DATE" means February 10, 1999.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COLLECTION ACCOUNT" has the meaning assigned to that term in
Section 2.12.

                  "COLLECTION PERIOD" means the calendar month ending immediately prior to a Remittance Date, or in the case of the first Collection Period, the period commencing on (and including) the Closing Date to the end of the calendar month ending immediately prior to the first Remittance Date and in the case of the final Collection Period, the period commencing on (and including) the first day of the calendar month immediately preceding the month in which the final Remittance Date falls and ending on (but excluding) the final Remittance Date.

                  "COLLECTIONS" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all Recoveries, Finance Charges, Interchange and cash proceeds of Related Security with respect to such Receivable; PROVIDED, HOWEVER, the Sub-Servicing Fee and any commissions and similar amounts received in respect of any benefit agreements with respect to receipts from parties using the Obligors for product marketing purposes shall be excluded from "Collections." For the purposes hereof, "cash" shall include payments received in the form of checks, wire transfers, electronic transfers, ATM transfers and any other form of payment made in accordance with a Credit Card Agreement.

                  "COMMERCIAL PAPER" means the promissory notes issued by Buyer in the commercial paper market.

                  "COMPUCREDIT" means CompuCredit Corporation, a Georgia corporation.

                   "COST OF FUNDS" means, for any Collection Period, the weighted average (based upon time and dollar amount) of the following rates applicable during such Collection Period for each Owner: (a) to the extent such Owner is the Buyer and funds its share of the Net Investment for such Collection Period (or any portion thereof) by issuing Related Commercial Paper, a rate equal to the CP Rate for such Collection Period (or portion thereof) and (b) to the extent such Owner either (i) is not the Buyer or (ii) is the Buyer and funds its share of the Net Investment for such Collection Period (or any portion thereof) other than by issuing Related Commercial Paper, a rate equal to the Alternative Rate for such Collection Period (or any portion thereof) or such other rate as the Agent and the Transferor shall agree to in writing.

                  "CP MARGIN" has the meaning specified in the Fee Letter.

                  "CP RATE" means with respect to any Collection Period (or portion thereof), the sum of (i) the CP Margin and (ii) the PER ANNUM rate calculated to yield the "weighted average cost" (as defined below) related to the issuance of Related Commercial Paper during such Collection Period (or portion thereof); PROVIDED, HOWEVER, that if any component of such rate is a discount rate, in calculating the "CP Rate" for such Collection Period (or portion thereof) the Buyer shall for such component use the rate resulting from converting such discount rate to an interest-bearing equivalent rate per annum. As used in this definition, the Buyer's "weighted average cost" for any Collection Period means the sum of (x) the actual interest paid to purchasers of the applicable Related Commercial Paper, (y) the commissions of placement agents and dealers in respect of such Related Commercial Paper not to exceed 0.05% per annum without prior written notification to the Transferor, and (z) other borrowings by the Purchaser to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market; and PROVIDED, FURTHER, that at all times following the occurrence of a Termination Event (other than a Termination Event pursuant to Section 7.1(i)), the "CP Rate" for any Collection Period (or portion thereof) shall be the Alternative Rate in effect from time to time.

                  "CREDIT CARD AGREEMENT" means, with respect to a revolving credit card account, the agreements (including any applicable truth in lending disclosure statements), in substantially the form or forms attached as Exhibit A hereto on the Closing Date, between an Account Owner and the Obligor governing the terms and conditions of such account, as such agreements or statements may be amended, modified or otherwise changed from time to time and as distributed (including any amendments and revisions thereto) to holders of such account.

                  "CREDIT CARD GUIDELINES" means the respective policies and procedures of the Servicer, as such policies and procedures relate to the Accounts and as such may be amended from time to time, (a) relating to the operation of its credit card business, which generally are applicable to its portfolio of revolving credit card accounts or, in the case of an Account Owner that has only a portion of its portfolio subject to a receivables purchase agreement, applicable to such portion of its portfolio, and in each case which are consistent with prudent practice, including the policies and procedures for determining the creditworthiness of credit card customers and the extension of credit to credit card customers, and (b) relating to the maintenance of credit card accounts and collection of credit card receivables.

                  "CREDIT SUPPORT AGREEMENT" means the agreement between Buyer and the Credit Support Provider evidencing the obligation of the Credit Support Provider to provide credit support to Buyer in connection with the issuance by Buyer of Commercial Paper.

                  "CREDIT SUPPORT PROVIDER" means the Person or Persons who provides credit support to Buyer in connection with the issuance by Buyer of Commercial Paper.

                  "CUT-OFF DATE" means January 31, 1999.

                  "DEEMED COLLECTIONS" means any Collections on any Receivable deemed to have been received pursuant to Section 2.9(b) and (c) hereof.

                  "DEFAULTED RECEIVABLE" means a Receivable: (i) as to which any payment, or part thereof, remains unpaid for 180 days or more from the original due date for payment under such Receivable; (ii) as to which an Event of Bankruptcy has occurred and is continuing with respect to the Obligor thereof; (iii) which has been identified by the Transferor, the Servicer or the Sub-Servicer as uncollectible;
(iv) as to which the Obligor is deceased; or (v) which, consistent with the Credit Card Guidelines, should be written off as uncollectible. A Receivable shall become a Defaulted Receivable no later than on the day on which such Receivable is recorded as charged-off on the Servicer's computer file of revolving credit card accounts.

                  "DELINQUENT RECEIVABLE" means a Receivable: (i) as to which any payment, or part thereof, remains unpaid for more than 60 days from the original due date for payment under such Receivable and (ii) which is not a Defaulted Receivable.

                  "EARLY COLLECTION FEE" means, for any funding period during which the portion of the Net Investment that was allocated to such funding period is reduced for any reason whatsoever, the excess, if any, of (i) the additional interest that would have accrued during such funding period if such reductions had not occurred, MINUS (ii) the income, if any, received by the recipient of such reductions from investing the proceeds of such reductions.

                  "ELIGIBLE ACCOUNT" means, as of the Original Cut-Off Date, each Account other than the following:

                           (i)      Any account that has a disputed balance;

                           (ii) Any account (a) with respect to which a filing
                  has been made by the related Obligor under the Bankruptcy Code or any other bankruptcy, insolvency or other similar laws providing for relief of debtors, whether such filing is voluntary or involuntary or (b) which has or should have (in accordance with the Policies and Procedures) a status code of External Status 'B';

                           (iii) Any account (a) that has charged-off or (b)
                  which has or should have (in accordance with the Policies and Procedures) a status code of External Status 'Z';

                           (iv) Any account (a) the Obligor of which is deceased
                  or (b) which has or should have (in accordance with the Policies and Procedures) a status code of RMS Status 'D';

                           (v)  Any account that is currently under litigation;

                           (vi) Any account that has been classified, or should
                  have been classified (in accordance with the Policies and Procedures) as a Lost/Stolen/Fraud (External Status 'L' or 'U') account;

                           (vii) Any account with a net credit balance;

                           (viii) Any account classified, or that should have
                  been classified (in accordance with the Policies and Procedures) as revoked (External Status 'E') or interest prohibited (External Status 'I') or customer closed (External Status 'C') account, in each case, with a zero balance; and

                           (ix) Any account that is not subject to a valid
                  Credit Card Agreement that is the legal, valid and binding obligation of the related Obligor and that is enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equity principles or as otherwise may be limited by a right to offset, recoupment, adjustment or any other claim under 12 CFR Section 226.12(c), 12 CFR Section 226.13(d) and the Soldiers and Sailors Civil Relief Act.

                  "ELIGIBLE INVESTMENTS" means negotiable instruments or securities represented by instruments in bearer or registered form, or, in the case of deposits described below, deposit accounts held in the name of the Agent, other than securities issued by or obligations of CompuCredit or any Affiliate thereof, which mature so that funds will be available no later than the close of business on the Business Day preceding the Remittance Date following each Collection Period and which evidence:

                  (a) direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America;

                  (b) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof, including the District of Columbia (or domestic branches of foreign banks) and subject to supervision and examination by federal or state banking or depository institution authorities; PROVIDED that at the time of the Buyer's investment or contractual commitment to invest therein, the short-term debt rating of such depository institution or trust company shall be A-1+ by Standard and Poor's and P-1 by Moody's;

                  (c) commercial paper having, at the time of the Buyer's investment or contractual commitment to invest therein, a rating of A-1+ by Standard & Poor's and P- 1 by Moody's;

                  (d) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC having, at the time of the Buyer's investment therein, a rating of A-1+ by Standard & Poor's and P-1 by Moody's;

                  (e) bankers' acceptance issued by any depository institution or trust company referred to in clause (b) above; or

                  (f) investments in money market funds having a rating from either of Standard & Poor's or Moody's in the highest investment category granted thereby or otherwise approved by the Agent.

                  "ELIGIBLE POOL BALANCE" means, as determined as of any day, an amount equal to the sum of (a) the product of *[material omitted] and the sum of (i) the amount of Principal Receivables that are not Delinquent Receivables on and as of such day and (ii) the accrued and outstanding Finance Charges related thereto and (b) the product of *[material omitted] and the sum of (i) the amount of Principles Receivables that are Delinquent Receivables on and as of such day and (ii) the accrued and outstanding Finance Charges related thereto. From and after a Termination Date, the Eligible Pool Balance shall be equal to zero.

                  "ELIGIBLE RECEIVABLE" means, at any time, any Receivable:

                  (i) with respect to which the related Account is an Eligible Account as of the Original Cut-Off-Date;

                  (ii) which has been originated by NBD or the Account Owner in the ordinary course of its business, sold to CAC pursuant to the Initial Purchase Agreement and sold to the Transferor pursuant to (and in accordance with) the Receivables Purchase Agreement and to which the Transferor has good title thereto, free and clear of all Adverse Claims (other than any lien for municipal or other local taxes if such taxes are not then due and payable or if the Transferor is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto);

                  (iii) which (together with the Related Security, Collections and Proceeds related thereto) has been the subject of either a Transfer or the grant of a first priority perfected security interest therein (and in the Collections and Related Security related thereto), effective until the termination of this Agreement;

                  (iv) the Obligor of which is a United States resident (except for Receivables in an outstanding amount not to exceed at any time $1,000,000 individually or in the aggregate), is not an Affiliate of any of the parties hereto, and is not a government or a governmental subdivision or agency;

                  (v) which (A) arises pursuant to an Account with respect to which each of CB&T, CAC, the Transferor and the Original Sellers, as applicable, have performed all obligations required to be performed by it thereunder, and (B) has been billed in accordance with the Credit Card Agreement related thereto;

                  (vi) which is an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act of 1940, as amended;

-------------
* Deleted per the Registrant's request for confidential treatment and filed separately with the Commission pursuant to Rule 406 under the Securities Act of 1933.

                  (vii) a purchase of which with the proceeds of Commercial Paper would constitute a "current transaction" within the meaning of
         Section 3(a)(3) of the Securities Act of 1933, as amended;

                  (viii) which is an "account", "chattel paper" or "general intangible" within the meaning of Article 9 of the UCC of all applicable jurisdictions;

                  (ix) which (A) satisfies all applicable requirements of the Credit Card Guidelines and (B) is assignable without the consent of, or notice to, the Obligor thereunder;

                  (x) which has not been compromised, adjusted or modified (including by the extension of time for payment or the granting of any discounts, allowances or credits); PROVIDED, HOWEVER, that only such portion of such Receivable that is the subject of such compromise, adjustment or modification shall be deemed to be ineligible pursuant to the terms of this clause (x);

                  (xi)  which is serviced by the Servicer or the Sub-Servicer;

                  (xii) which, at all times will be the legal, valid and binding payment obligation of the Obligor thereon enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

                  (xiii) which is denominated and payable only in United States dollars in the United States;

                  (xiv) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Transferor or Account Owner in connection with the creation of such Receivable or the execution, delivery, creation and performance by the Account Owner of the Credit Card Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect;

                  (xv) which was created in compliance in all material respects with all Requirements of Law applicable to the institution which owned such Receivable at the time of its creation and pursuant to a Credit Card Agreement which complies in all material respects with all Requirements of Law applicable to CB&T or other Account Owner, as the case may be;

                  (xvi) which, as of the Transfer Date is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the Obligor, other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general; and

                  (xvii) as to which, as of the Transfer Date, the Account Owner, has not taken any action which would impair, or omitted to take any action the omission of which would impair, the rights of the Agent, the Buyer or any other Owner therein.

                  "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA AFFILIATE" means, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person; (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person; or (iii) a member of the same affiliated service group (within the meaning of Section 414(n) of the Code) as such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

                  "EVENT OF BANKRUPTCY" means, (x) with respect to the Transferor, that (a) such Person shall consent to the appointment of a bankruptcy trustee or conservator or receiver or liquidator in any bankruptcy proceeding or other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Person or of or relating to all or substantially all of the property of such Person; or (b) an action seeking a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a bankruptcy trustee or a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or the winding-up or liquidation of its affairs, shall have been commenced against such Person and either such decree or order shall have been entered against such Person or such action shall have remained in force undischarged or unstayed for a period of 60 days; or (c) such Person shall admit in writing its inability to pay its debts generally as they become due, file, or consent or fail to object (or object without dismissal of any such filing within 60 days of such filing) to the filing of, a petition to take advantage of any applicable bankruptcy, insolvency, reorganization, receivership or conservatorship statute or make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations and (y) with respect to any Person other than the Transferor, that such Person (a) shall consent to the appointment of a bankruptcy trustee or conservator or receiver or liquidator in any bankruptcy proceeding or other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Person or of or relating to all or substantially all of the property of such Person; or (b) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a bankruptcy trustee or a conservator or reciver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or the winding-up or liquidation of its affairs, shall have been entered against such Person and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or (c) such Person shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute or make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

                  "EXCESS FINANCE CHARGE COLLECTIONS" means, with respect to any Remittance Date, an amount equal to (i) Collections in respect of Finance Charge Receivables for the related Collection Period minus (ii) the Servicing Fee for such Collection Period minus (iii) the Carrying Costs for such Collection Period.

                  "EXCLUDED TAXES" has the meaning specified in Section 8.3 hereof.

                  "FACILITIES MANAGEMENT AGREEMENT" means the Facilities Management Services Agreement dated as of August 1, 1998 by and between CB&T and CompuCredit and all amendments, modifications and supplements thereto and restatements thereof.

                  "FACILITY LIMIT" means (a) on the Closing Date, an amount equal to the Initial Net Investment; (b) during the period commencing on the Remittance Date immediately following the Closing Date and ending on the February 2000 Remittance Date, an amount equal to the Net Investment (after giving effect to the application of Collections on such Remittance Date); (c) during the period commencing on the March 2000 Remittance Date and ending on the September 2000 Remittance Date, the lesser of (i) the Facility Limit on the February 2000 Remittance Date and (ii) the product of (A) the Facility Limit on the Closing Date and (B) 95%; (d) during the period commencing on the October 2000 Remittance Date and ending on the April 2001 Remittance Date, the lesser of
(i) the Facility Limit on the February 2000 Remittance Date and (ii) the product of (A) the Facility Limit on the Closing Date and (B) 90%; (e) during the period commencing on the May 2001 Remittance Date and ending on the November 2001 Remittance Date, the lesser of (i) the Facility Limit on the February 2000 Remittance Date and (ii) the product of (A) the Facility Limit on the Closing Date and (B) 80%; and (f) thereafter, the lesser of (i) the Facility Limit on the February 2000 Remittance Date and (ii) the product of (A) the Facility Limit on the Closing Date and (B) 70%; or, in each case, such other lesser amount as determined at the Transferor's sole discretion and presented in writing to the Agent two (2) Business Days prior to the date that such lesser amount takes effect; PROVIDED, THAT, (x) at all times on or after the Termination Date the Facility Limit shall be an amount equal to the outstanding Net Investment from time to time and (y) any reduction in the Facility Limit shall be permanent.

                  "FACILITY TERMINATION DATE" means February 9, 2000, or such later date to which the Facility Termination Date may be extended by the Transferor, the Agent and the Buyer not later than 30 days prior to the then current Facility Termination Date.

                  "FEE LETTER" means the letter agreement dated February 10, 1999 among the Agent, the Buyer and the Transferor with respect to the fees to be paid by the Transferor hereunder, as amended, modified or supplemented and in effect from time to time.

                  "FINANCE CHARGE RECEIVABLES" means all amounts billed to the Obligors on any Account, as determined based on either (a) the actual amounts posted on the system servicing reports provided to the Servicer by the Sub-Servicer or any Affiliate of the Sub-Servicer, or other provider of such reports, if available to the Servicer, or (b) if such actual amounts are not available to the Servicer, the amount of Finance Charge Receivables for the prior Collection Period or other reasonable estimation method, in respect of (i) all Periodic Rate Finance Charges, (ii) Cash Advance Fees, (iii) annual membership fees and annual service charges, (iv) Late Fees, (v) Overlimit Fees, and (vi) any other fees with respect to the Accounts designated by the Transferor at any time and from time to time to be included as Finance Charge Receivables (but any such amount estimated pursuant to this clause (b) shall be reduced by the amount of all accrued Finance Charge Receivables on Defaulted Receivables for such Collection Period). Finance Charge Receivables shall also include (a) Interchange payable to the Account Owners in respect of the Receivables, (b) all Recoveries with respect to Receivables previously charged off as uncollectible and (c) all amounts paid by CB&T to CAC in respect of the Accounts pursuant to Section 8.1(e)(iii) of the Affinity Card Agreement.

                  "FINANCE CHARGES" means, with respect to an Account, any finance, interest, late or similar charges owing by an Obligor pursuant to such Account.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, which are in effect as of the date of this Agreement.

                  "GOVERNMENTAL AUTHORITY" means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "GUARANTOR" means CompuCredit and its successors and assigns.

                  "GUARANTY" means the Guaranty of CompuCredit contained in
Article X of this Agreement.

                  "INCREMENTAL TRANSFER" means a Transfer which is made pursuant to Section 2.2(a) hereof.

                  "INDEBTEDNESS" means, with respect to any Person, without duplication, such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of such Person's business on terms customary in the trade, (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease obligations and (vi) any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any other creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract and shall include, without limitation, the contingent liability of such Person in connection with any application for a letter of credit.

                  "INDEMNIFIED AMOUNTS" has the meaning specified in Section 8.1 hereof.

                  "INDEMNIFIED PARTIES" has the meaning specified in Section 8.1 hereof.

                  "INITIAL NET INVESTMENT" means $176,532,818.

                  "INITIAL PURCHASE AGREEMENT" means the receivables purchase agreement, dated April 17, 1998, between CB&T, as seller, and CAC, as purchaser, as amended, modified or supplemented and in effect from time to time.

                  "INITIAL RESERVE ACCOUNT AMOUNT" means an amount equal to the product of (a) the sum of (i) the Principal Receivables outstanding as of the close of business on the Cut-Off-Date plus (ii) the accrued and outstanding Finance Charges related thereto as of such date, and (b) 1.8%.

                  "INSURANCE PROCEEDS" means any amounts received by the Servicer pursuant to the payment of benefits under any credit life insurance policies, credit disability or unemployment insurance policies covering any Obligor with respect to Receivables under such Obligor's Account.

                  "INTERCHANGE" means interchange fees payable to CB&T or any other Account Owner (net of any interchange fees paid by such Account Owner), in its capacity as credit card issuer, through Novus Network, VISA or MasterCard in connection with cardholder charges for goods or services with respect to the Accounts. Any reference in this Agreement to Interchange shall refer to only the fractional undivided interest in the interchange fees that are transferred by CAC to the Transferor pursuant to the Receivables Purchase Agreement, which fractional undivided interest may be less than 100% interest therein.

                   "INVESTMENT LETTER" has the meaning set forth in Section 11.11(c) hereof.

                  "LATE FEES" has the meaning specified in the Credit Card Agreement applicable to each Account for late fees or similar terms.

                  "LAW" means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

                  "LIBO RATE" means, with respect to any Collection Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Collection Period for a term of one month. If for any reason such rate is not available, the term "LIBO Rate" shall mean, for any Collection Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Collection Period for a term of one month; PROVIDED, HOWEVER, if more than one rate is specified on the Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. In the event no such rate appears as described in the preceding sentences, the LIBO Rate shall be, with respect to any Collection Period, the per annum rate of interest at which U.S. Dollar deposits in same day funds are offered to the Agent by prime banks in the interbank eurodollar market at or about 10:00 a.m., London time, on the second Business Day before (and for value on) the first day of such Collection Period (or portion thereof) and in an amount of not less than $1,000,000 for such Collection Period (or portion thereof).

                  "LIBO RATE (RESERVE ADJUSTED)" means, with respect to any Collection Period (or portion thereof), the sum of (a) 0.875% per annum and (b) the per annum rate of interest (rounded upward, if necessary, to the nearest whole multiple of 1/16th of one percent per annum) determined by dividing (i) the LIBO Rate for such Collection Period (or portion thereof) by (ii) one MINUS the LIBO Rate Reserve Percentage (expressed as a decimal) applicable during such Collection Period (or portion thereof).

                  "LIBO RATE DISRUPTION EVENT" means, for any Owner for any Collection Period, any of the following: (i) a determination by such Owner that it would be contrary to law or to the directive of any central bank or other Governmental Authority to obtain U.S. Dollars in the London interbank market to fund or maintain its investment in the Transferred Interest for such Collection Period or (ii) the inability of such Owner by reason of circumstances affecting the London interbank market generally, to obtain U.S. Dollars in such market to fund its investment in the Transferred Interest for such Collection Period.

                  "LIBO RATE RESERVE PERCENTAGE" means, with respect to any Collection Period (or portion thereof), the reserve percentage (rounded upwards, if necessary, to the nearest 1/16th of one percent per annum) applicable during such Collection Period (or portion thereof) (or, if more than one such percentage shall be so applicable during such Collection Period, the daily average of such percentages for those days in such Collection Period (or portion thereof) during which any such percentages shall be in effect) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for banks or other financial institutions subject to such regulations with respect to liabilities or assets consisting of or including "eurocurrency liabilities" as defined in Regulation D issued by the Board of Governors of the Federal Reserve System or any successor regulation having a term equal to such Collection Period (or portion thereof).

                  "LIQUIDITY PROVIDER" means the Person or Persons who will provide liquidity support to Buyer in connection with the issuance by Buyer of Commercial Paper.

                  LIQUIDITY PROVIDER AGREEMENT" means the agreement between Buyer and the Liquidity Provider evidencing the obligation of the Liquidity Provider to provide liquidity support to Buyer in connection with the issuance by Buyer of Commercial Paper.

                  "MAJORITY OWNERS" means, at any time, the Agent and those Owners holding interests in the Transferred Interest aggregating in excess of 51% of the outstanding Net Investment as of such date.

                  "MATERIAL ADVERSE EFFECT" means any event or condition which would have a material adverse effect on (i) the collectibility of the Receivables, (ii) the condition (financial or otherwise), businesses or properties of the Transferor, Account Owner, Servicer or Sub-Servicer or (iii) the ability of the Transferor, Account Owner, Servicer or Sub-Servicer to perform its respective obligations under the Transaction Documents to which it is a party.

                  "MONTHLY SERVICER REPORT" means a report, in substantially the form attached hereto as Exhibit E or in such other form as is mutually agreed to by the Transferor and the Agent, furnished by the Servicer pursuant to Section
2.11 hereof.

                  "MOODY'S" means Moody's Investors Service, Inc.

                  "MRC" means Mountain Receivables Corporation, a Delaware corporation, together with its successors and assigns.

                  "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Transferor or any ERISA Affiliate thereof on behalf of its employees.

                  "MWFC" means MountainWest Financial Corporation, a Utah industrial loan corporation, together with its successors and assigns.

                  "NBD" means NationsBank of Delaware, N.A., a national banking association, together with its successors and assigns.

                  "NET INVESTMENT" means the sum of the amounts paid to the Transferor in connection with each Incremental Transfer pursuant to Section 2.2(a) by the Buyer less the aggregate amount of Collections received and applied by the Agent to reduce such Net Investment pursuant to Section 2.5, 2.12, 2.15 or 7.3 hereof; PROVIDED that such Net Investment shall be restored and reinstated in the amount of any Collections so received and applied if at any time the distribution of such Collections is rescinded or must otherwise be returned for any reason.

                  "NOTICE OF TERMINATION EVENT" has the meaning specified in
Section 9.3 hereof.

                  "OBLIGOR" means a Person obligated to make payments for the provision of goods and services pursuant to an Account.

                  "OFFICER'S CERTIFICATE" means, unless otherwise specified in this Agreement, a certificate delivered to the Agent signed by the President, any Vice President, the Treasurer, Chief Financial Officer, Controller or Member of the Transferor or the Servicer, as the case may be, (or an officer holding an office with equivalent or more senior responsibilities or, in the case of the Servicer, a Servicing Officer, and, in the case of the Transferor, any executive of the Transferor designated in writing by a Vice President or more senior officer of the Transferor for this purpose) or by the President, any Vice President, the Chief Financial Officer, Controller or Member of a successor Servicer.

                  "OPTIONAL AMORTIZATION AMOUNT" has the meaning specified in
Section 2.15.

                  "OPTIONAL AMORTIZATION DATE" has the meaning specified in
Section 2.15.

                  "OPTIONAL AMORTIZATION NOTICE" has the meaning specified in
Section 2.15.

                  "ORIGINAL CUT-OFF-DATE" means March 1, 1998.

                  "ORIGINAL SELLERS" means, collectively MWFC, MRC and NBD.

                  "OTHER TRANSFEROR" means any Person other than the Transferor that has entered into a receivables purchase agreement, transfer and administration agreement or other similar agreement with Buyer.

                  "OVERLIMIT FEES" has the meaning specified in the Credit Card Agreement applicable to each Account for overlimit fees or similar terms if such fees are provided for with respect to such Account.

                  "OWNER" means the Buyer and all other owners by assignment, participation or otherwise of any interest in the Transferred Interest.

                  "PARTICIPANT" has the meaning set forth in Section 11.11(f) hereof.

                  "PAYMENT RATE" means, for any Collection Period, the percentage equivalent of a fraction, the numerator of which is equal to the average monthly amount of all Collections (including amounts retained by the Sub-Servicer in respect of the Sub-Servicing Fee) received during such Collection Period and the immediately preceding two Collection Periods and the denominator of which is equal to the average monthly amount of Principal Receivables outstanding during such Collection Period and the immediately preceding two Collection Periods.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any other entity succeeding to the functions currently performed by the Pension Benefit Guaranty Corporation.

                  "PERIODIC RATE FINANCE CHARGES" has the meaning specified in the Credit Card Agreement applicable to each Account for finance charges (due to periodic rate) or any similar term.

                  "PERMITTED ASSIGNEE" means each of Barclays, each Liquidity Provider, each Credit Support Provider and each other Person consented to by the Transferor, such consent not to be unreasonably withheld.

                  "PERMITTED LIENS" means the liens (a) created under this Agreement, (b) arising under any Purchase Agreement or (c) otherwise permitted by the Agent in writing. A "Permitted Lien" shall also include the sale, pledge, transfer, conveyance, hypothecation or granting of a security interest in the Transferor's Interest to any Person so long as (i) any claim of such Person in the Transferor's Interest or Affected Assets is in all respects subordinate to the claims of the Buyer, the Agent and the other Owners and the Agent shall be satisfied with the terms of such subordination.

                  "PERSON" means any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

                  "POLICIES AND PROCEDURES" means the written policies and procedures of the Original Sellers relating to the Accounts, as in effect from time to time.

                  "POTENTIAL TERMINATION EVENT" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Termination Event.

                  "PRINCIPAL RECEIVABLES" means, at any time, the then outstanding principal amount of Eligible Receivables excluding any accrued and outstanding Finance Charges related thereto and giving effect to the amount of any credit balances and other adjustments existing with respect to such Receivable on such day. The outstanding principal amount of any Defaulted Receivables shall be considered to be zero for the purposes of any determination hereunder of the aggregate outstanding amount of Principal Receivables.

                  "PRIVATE HOLDER" means (i) each holder of a right to receive interest or principal in respect of any direct or indirect interest in the Transferred Interest including any financial instrument or contract the value of which is determined in whole or in part by reference to the Transferred Interest and (ii) any other Person that the Transferor determines is, may be or may become a "partner" within the meaning of Section 1.7704-1(h)(1)(ii) of the United States Treasury Regulations (including by reason of Section 1.7704-1(h)(3)). Any Person holding more than one interest in the Transferred Interest each of which separately would cause such Person to be a Private Holder shall be treated as a single Private Holder. Each holder of an interest in a Private Holder which is a partnership, an S Corporation or a grantor trust under the Code shall be treated as a Private Holder unless excepted with the consent of the Transferor.

                  "PROCEEDS" means "proceeds" as defined in Section 9-306(1) of the UCC.

                  "PROGRAM FEE" means the fee payable by the Transferor to the Agent pursuant to Section 2.7 hereof, computed as described in clause (iii) of the definition of Carrying Costs.

                  "PROGRAM FEE RATE" has the meaning specified in the Fee
Letter.

                  "PURCHASE AGREEMENT" means the Cargill Purchase Agreement and any other Purchase Agreement entered into by the Transferor and the purchaser named therein relating to the sale of an interest in the Transferor's Interest to the extent permitted under Section 5.1(j) hereof.


                  "PURCHASE TERMINATION DATE" means the date upon which the Transferor shall cease, for any reason whatsoever, to make purchases of Receivables from CAC under the Receivables Purchase Agreement or the Receivables Purchase Agreement shall terminate for any reason whatsoever.

                  "REASSIGNMENT AMOUNT" means, with respect to any Remittance Date, after giving effect to any deposits and distributions otherwise to be made on such Remittance Date, for the Buyer, without duplication, the sum of (a) the Net Investment on such Remittance Date plus (b) accrued interest, fees, and all other Aggregate Unpaids due and owing to the Buyer for such Remittance Date.

                  "RECEIVABLE" means the indebtedness owed by any Obligor under an Account and sold by (i) to the extent outstanding on the Original Cut-Off Date, the

Original Sellers to CB&T pursuant to the Sale and Purchase Agreement, (ii) CB&T to CAC pursuant to the Initial Purchase Agreement and (iii) CAC to the Transferor pursuant to the Receivables Purchase Agreement, arising in connection with the sale or lease of merchandise or the rendering of services, and includes the right to payment of any Finance Charges and other obligations of such Obligor with respect thereto. Notwithstanding the foregoing, once a Receivable has been deemed collected pursuant to Section 2.9 hereof, it shall no longer constitute a Receivable hereunder.



                  "RECEIVABLES PURCHASE AGREEMENT" means the Receivables Purchase Agreement, dated April 17, 1998, by and between CAC, as seller, and the Transferor, as purchaser, as such agreement may be amended, modified or supplemented and in effect from time to time.

                  "RECIPIENTS" has the meaning specified in Section 2.13 hereof.

                  "RECORDS" means all Credit Card Agreements and other documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to Receivables, the Accounts and the related Obligors.

                  "RECOVERIES" means all amounts received or collected by the Servicer or the Sub-Servicer (net of out-of-pocket costs of collection) with respect to Defaulted Receivables, including any amounts received through the sale or other disposition of the Defaulted Receivables to unaffiliated third parties.

                  "RELATED ACCOUNT" means an Account with respect to which a new credit account number has been issued by the applicable Account Owner or Servicer or the Transferor under circumstances resulting from an error or a lost or stolen credit card and not requiring standard application and credit evaluation procedures under the Credit Card Guidelines.

                  "RELATED COMMERCIAL PAPER" means Commercial Paper issued by the Buyer the proceeds of which were allocated in whole or in part by the Buyer (or the Agent or its behalf) to acquire, or refinance the acquisition of, an interest in Receivables with respect to the Transferor.

                  "RELATED SECURITY" means with respect to any Receivable, all of the Transferor's rights, title and interest in, to and under:

                           (i) all of the Transferor's interest, if any, in the merchandise (including returned or repossessed merchandise), if any, the sale of which gave rise to such Receivable;

                           (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Account related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

                           (iii) all guarantees, indemnities, warranties, insurance (and proceeds and premium refunds thereof) or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Account related to such Receivable or otherwise;

                           (iv)     all Records related to such Receivable;

                           (v) all rights and remedies of the Transferor under the Receivables Purchase Agreement, together with all financing statements filed by the Transferor against CAC in connection therewith; and

                           (vi)     all Proceeds of any of the foregoing.

                  "REMITTANCE DATE" means March 15, 1999 and thereafter the fifteenth day of each calendar month, or if such day is not a Business Day, the next succeeding Business Day.

                  "REPORTABLE EVENT" means any of the events set forth in
Section 4043(b) of ERISA, other than those events for which notice to the PBGC is waived under applicable PBGC regulations.

                  "REQUIRED RESERVE ACCOUNT AMOUNT" means, for any date of determination, an amount equal to the product of (i) the Reserve Account Percentage in effect on such date and (ii) the Initial Reserve Account Amount.

                  "REQUIRED SUBORDINATE PERCENTAGE" shall equal 22.5%.

                  "REQUIREMENTS OF LAW" means any law, treaty, rule or regulation, or determination of an arbitrator of Governmental Authority, whether Federal, state or local (including usury laws, the Federal Truth in Lending Act and Regulation B and Regulation Z of the Board of Governors of the Federal Reserve System), and, when used with respect to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person.

                  "RESERVE ACCOUNT" has the meaning assigned to that term in
Section 2.6.

                  "RESERVE ACCOUNT PERCENTAGE" means for the Remittance Date for each of the Collection Periods set forth below, the percentage set forth opposite the applicable Collection Period below:

                                                                    PERCENTAGES


Collection Periods 1 through 11                                         100.00%
Collection Periods 12 through 17                                         75.00%
Collection Periods 18 through 23                                         56.25%
Collection Periods 24 through 26                                         37.50%
Collection Periods 27 through 29                                         18.75%
Collection Period 30 and each
Collection Period thereafter
                                                                           0.00%





                  "SALE AND PURCHASE AGREEMENT" means the sale and purchase agreement, dated as of March 26, 1998, by and among the Original Sellers, CAC and CB&T, as it may be amended, modified or supplemented and in effect from time to time.

                  "SECTION 8.2 COSTS" has the meaning specified in Section 8.2(f) hereof.

                  "SERVICER" means at any time the Person then authorized pursuant to Section 6.1 hereof to service, administer and collect Receivables.

                  "SERVICER ADVANCE" has the meaning set forth in Section 2.5(c) hereof.

                  "SERVICER DEFAULT" has the meaning set forth in Section 6.4 hereof.

                  "SERVICING FEE" means, with respect to any Remittance Date, the fee payable to the Servicer on such Remittance Date with respect to the Accounts in an amount equal to (a) the product of (i) 10.5% for each of the first twelve Collection Periods, and 9.5% for each Collection Period thereafter and (ii) the total amount of Collections for the related Collection Period (including any Sub-Servicing Fee for such Collection Period) minus (b) the Sub-Servicing Fee with respect to such Collection Period. Such fee shall accrue from February 1, 1999 to the date on which the Net Investment is reduced to zero. Such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.5 hereof.

                  "SERVICING OFFICER" means any officer of the Servicer or an attorney-in-fact of the Servicer who in either case is involved in, or responsible for, the administration and servicing of the Receivables and whose name appears on a list of servicing officers furnished to the Agent by the Servicer, as such list may from time to time be amended.

                  "STANDARD & POOR'S" or "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

                  "SUBORDINATE PERCENTAGE" means, for any date of determination, an amount, stated as a percentage, equal to (a) 1 minus (b) a fraction, the numerator of which is the Net Investment and the denominator of which is the sum of (i) the Principal

Receivables outstanding and (ii) the accrued and outstanding Finance Charges related thereto.

                  "SUB-SERVICER" means CB&T or any other third party contractual servicer approved of in writing by the Agent.

                  "SUB-SERVICING FEE" means, with respect to any Collection Period, the fee excluded from Collections and payable by the Servicer to the Sub-Servicer with respect to the Accounts. Such fee shall accrue from February 1, 1999 to the date on which the Net Investment is reduced to zero.

                  "SUBSIDIARY" of a Person means any Person more than 50% of the outstanding voting interests of which shall at any time be owned or controlled, directly or indirectly, by such Person or by one or more Subsidiaries of such Person or any similar business organization which is so owned or controlled.

                  "TAXES" has the meaning specified in Section 8.3 hereof.

                  "TELERATE PAGE 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

                  "TERMINATION DATE" means the earliest of (i) the date of termination of the commitment of the Liquidity Provider under the Liquidity Provider Agreement, (ii) the date of termination of the commitment of the Credit Support Provider under the Credit Support Agreement, (iii) the day upon which the Termination Date is declared or automatically occurs pursuant to Section 7.2(a) hereof, (iv) two Business Days prior to the Facility Termination Date,
(v) the Purchase Termination Date or (vi) the Optional Amortization Date or the date on which the Transferor exercises the purchase option described in Section 7.3(b).

                  "TERMINATION EVENT" means an event described in Section 7.1 hereof.

                  "THREE-MONTH AVERAGE CHARGE-OFF RATE" means, for any Collection Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the aggregate amount of Principal Receivables that became Defaulted Receivables during such Collection Period and the immediately preceding two Collection Periods, less all Recoveries received during such Collection Period and the immediately preceding two Collection Periods, and the denominator of which is the average daily Principal Receivables during such Period and the immediately preceding two Collection Periods.

                  "TRANSACTION COSTS" has the meaning specified in Section 8.4(a) hereof.

                  "TRANSACTION DOCUMENTS" means, collectively, this Agreement, the Receivables Purchase Agreement, the Initial Purchase Agreement, the CB&T Agreement, the Fee Letter, the Affinity Card Agreement, the Sale and Purchase Agreement, and all of the other instruments, documents and other agreements executed and delivered by CB&T, CAC, CompuCredit or the Transferor in connection with any of the foregoing, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "TRANSFER" means a conveyance, transfer and assignment by the Transferor to the Buyer of an undivided percentage interest in Receivables hereunder (including, without limitation, as a result of any reinvestment of Collections in Transferred Interests pursuant hereto).

                  "TRANSFER DATE" means, with respect to each Transfer, the Business Day on which such Transfer is made.

                  "TRANSFER PRICE" means with respect to any Transfer, the amount paid to the Transferor by the Buyer as described in the notice delivered by the Transferor pursuant to Section 2.2(b).

                  "TRANSFEROR" means CompuCredit Acquisition Funding Corp., a Nevada corporation, and its successors and permitted, as approved in writing by the Agent, assigns.

                  "TRANSFEROR'S INTEREST" means the Principal Receivables together with any accrued and outstanding Finance Charges related thereto less the Net Investment.

                  "TRANSFERRED ACCOUNT" means each account into which an Account shall be transferred, PROVIDED that such transfer is made in accordance with the Credit Card Guidelines or in connection with the transfer of the processing of the Accounts to CB&T pursuant to the Sale and Purchase Agreement.

                  "TRANSFERRED INTEREST" means, at any time of determination, an undivided percentage interest in (i) each and every then outstanding Receivable, (ii) all Related Security with respect to each such Receivable,
(iii) all Collections with respect thereto, and (iv) other Proceeds of the foregoing. The Transferred Interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, shall at all times be equal to the Transferred Interest in each other Receivable, together with Related Security, Collections and Proceeds with respect thereto. To the extent that the Transferred Interest shall decrease as a result of a recalculation of the Transferor's Interest, the Agent, on behalf of the Buyer shall be considered to have reconveyed to the Transferor an undivided percentage interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, in an amount equal to such decrease such that in each case the Transferred Interest in each Receivable shall be equal to the Transferred Interest in each other Receivable. The Transferred Interest shall be determined as a percentage equal to the Net Investment divided by the Principal Receivables.

                  "UCC" means, with respect to any state, the Uniform Commercial Code as from time to time in effect in such state.

                  "U.S." or "UNITED STATES" means the United States of America.

                  SECTION 1.2. OTHER TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

                  SECTION 1.3. COMPUTATION OF TIME PERIODS. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each means "to but excluding", and the word "within" means "from and excluding a specified date and to and including a later specified date".

                                   ARTICLE II



                            TRANSFERS AND SETTLEMENTS

                  SECTION 2.1. FACILITY. Upon the terms and subject to the conditions herein set forth, at any time prior to the earlier of the Termination Date and the occurrence of any Termination Event, (x) the Transferor may, at its option, convey, transfer and assign to the Agent, on behalf of the Buyer and (y) the Agent, on behalf of the Buyer shall accept such conveyance, transfer and assignment from the Transferor of, without recourse except as provided herein, undivided percentage interests in all of the Transferor's right, title and interest in and to the Receivables, together with Related Security, Collections and Proceeds with respect thereto, from time to time. By accepting any conveyance, transfer and assignment hereunder, none of the Buyer, the Agent or any of the other Owners from time to time assumes or shall have any obligations or liability under any of the Accounts, all of which shall remain the obligations and liabilities of the Transferor, CAC and any Account Owner.

                  SECTION 2.2. TRANSFERS.

                  (a) Upon the terms and subject to the conditions herein set forth, the Transferor may, at its option, convey, transfer and assign to the Agent, on behalf of the Buyer undivided percentage interests in the Receivables, together with Related Security, Collections and Proceeds with respect thereto, thereby increasing the outstanding Net Investment (each, an "INCREMENTAL TRANSFER"), and, so long as neither the Termination Date nor a Termination Event shall have occurred, the Agent, on behalf of the Buyer, shall accept and fund such Incremental Transfer, without recourse, except as provided herein; PROVIDED, HOWEVER that (A) the amount of the increase in the Net Investment in connection with any such Incremental Transfer made to the Agent, on behalf of the Buyer, shall not exceed the least of the following amounts, each determined as of the close of business on the Business Day immediately preceding the date of such Incremental Transfer: (x) the Facility Limit MINUS the Net Investment, (y) the amount of the Eligible Pool Balance MINUS the Net Investment, and (z) the aggregate amount of principal receivables purchases made by Obligors which were not funded pursuant to Section 2.5 (a)(v) since the date of the last Incremental Transfer, (B) after giving effect to the payment to the Transferor of such Transfer Price, no Termination Event shall have occurred, (C) the representations and warranties set forth in Sections 3.1 and 3.3 hereof shall be true and correct as of the date of any such Incremental Transfer, (D) the payment to the Transferor of the Transfer Price related thereto and the Monthly Servicer Report shall have been delivered as required by
Section 2.11 hereof and (E) the Transferor shall have delivered to the Agent on the date of such Incremental Transfer a certificate in form and substance satisfactory to the Agent, dated such date certifying that the conditions specified in the preceding clauses (A) through (D) of this Section 2.2(a) have been satisfied; PROVIDED FURTHER, HOWEVER, that (i) in the case of the initial Incremental Transfer, the Facility Limit for purposes of the condition specified in the preceding clause (A)(x) of this Section 2.2(a) shall be deemed to be $176,532,818, and (ii) each Incremental Transfer other than the initial Incremental Transfer, shall occur only on a Remittance Date.



                  (b) The Transferor shall, by notice to the Agent given by 10:00 a.m. (New York City time) at least two (2) Business Days prior to the proposed date of any Incremental Transfer by telecopy, offer to convey, transfer and assign to the Agent, on behalf of the Buyer, undivided percentage interests in the Receivables and the other Affected Assets relating thereto. Each such notice shall specify (x) the desired Transfer Price (which shall be at least $1,000,000 or integral multiples of $100,000 in excess thereof) or, to the extent that the then available unused portion of the Facility Limit is less than such amount, such lesser amount equal to such available portion of the Facility Limit), (y) the desired date of such Incremental Transfer and (z) the desired funding period(s) and allocation of the Net Investment arising in connection with such Incremental Transfer thereto as required by Section 2.3. The Agent will promptly notify the Buyer, of the Agent's receipt of any request for an Incremental Transfer to be made to the Agent on behalf of such Person. Each notice of proposed Transfer shall be irrevocable and binding on the Transferor and the Transferor shall indemnify the Buyer against any loss or expense incurred by the Buyer, either directly or indirectly (including through the Liquidity Provider Agreement) as a result of any failure by the Transferor to complete such Incremental Transfer, including, without limitation, any loss or expense incurred by the Buyer, either directly or indirectly (including pursuant to the Liquidity Provider Agreement) by reason of the liquidation or reemployment of funds acquired by the Buyer (or the Liquidity Provider) (including, without limitation, funds obtained by issuing commercial paper or promissory notes or obtaining deposits as loans from third parties) for the Buyer to fund such Incremental Transfer.

                  (c) On the date of the initial Incremental Transfer, the Agent, on behalf of the Buyer shall deliver written confirmation to the Transferor of the Transfer Price, the funding period(s) and the Applicable Rate(s) relating to such Transfer. On the date of each subsequent Incremental Transfer, the Agent shall send written confirmation to the Transferor of the Transfer Price, the funding period(s) and the Applicable Rate(s) applicable to such Incremental Transfer. Following each Incremental Transfer, the Buyer shall deposit to the Transferor's account at the location indicated in Section 11.3 hereof, in same day funds, an amount equal to the Transfer Price for such Incremental Transfer made to the Buyer.

                  (d) By no later than 11:00 a.m. (New York City time) on the date of any Incremental Transfer, the Buyer shall remit the Transfer Price for such Incremental Transfer to the account of the Agent specified therefor from time to time by the Agent by notice to such Persons. Following each Incremental Transfer and the Agent's receipt of funds from the Buyer, the Agent shall remit the Transfer Price to the Transferor's account at the location indicated in
Section 11.3 hereof, in same day funds, an amount equal to the Transfer Price for such Incremental Transfer.

                  (e) On each Business Day occurring after the initial Incremental Transfer hereunder and prior to the Termination Date, the Transferor hereby agrees to convey, transfer and assign to the Agent, on behalf of the Buyer, and the Agent, on behalf of the Buyer, shall agree to purchase from the Transferor undivided percentage interests in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, to the extent of the aggregate amount of principal receivables purchases made since the preceding purchase under this Section 2.2(e), net of purchases made pursuant to
Section 2.2(a) hereof since such preceding purchase, provided that after giving effect to such Transfer, no Termination Event or Potential Termination Event shall occur and the Subordinate Percentage is at least equal to or greater than the Required Subordinate Percentage. In no event shall the Net Investment be increased in connection with any Transfer made pursuant to this Section 2.2(e).

                  (f) The Transferor agrees to pay to CAC any portion of the purchase price for Receivables received by the Transferor hereunder which is due and owing to CAC for the purchase of such Receivables on the same Business Day as such price was paid to the Transferor hereunder.

                  (g) The Transferor hereby grants to the Agent, on behalf of the Buyer and the other Owners from time to time, a first priority perfected and continuing security interest in all of the Transferor's right, title and interest in, to and under the Receivables, together with Related Security, Collections and Proceeds with respect thereto, and together with all of the Transferor's rights under the Receivables Purchase Agreement with respect to the Receivables and with respect to any obligations thereunder of CAC with respect to the Receivables. This Agreement shall constitute a security agreement under applicable law. The Transferor hereby assigns to the Agent, on behalf of the

Buyer and the other Owners from time to time, all of its rights and remedies under the Receivables Purchase Agreement with respect to the Receivables and with respect to any obligations thereunder of CAC with respect to the Receivables.

                  SECTION 2.3.  SELECTION OF INTEREST RATES AND COLLECTION
PERIODS.

                  (a) PRIOR TO THE TERMINATION DATE. At all times hereafter, but prior to the Termination Date, the Transferor may, subject to the Agent's approval and the limitations described below, request that the Net Investment be allocated among one or more funding periods, so that the aggregate amounts so allocated at all times shall equal the Net Investment. The Transferor shall give the Agent irrevocable notice by telephone of the new requested funding period(s) at least two (2) Business Days prior to the expiration of any then existing funding period; PROVIDED, HOWEVER, that the Agent may select, (i) in its sole discretion, any such new funding period if the Transferor fails to provide such notice on a timely basis or (ii) any such new funding period if the Agent determines after consultation and with the consent of the Transferor, that the funding period requested by the Transferor is unavailable or for any reason commercially undesirable. The Buyer confirms that it is its intention to fund all or substantially all of the Net Investment held on its behalf by issuing Related Commercial Paper; provided that the Buyer may determine, from time to time, in its reasonable judgment, that funding the Net Investment by means of Related Commercial Paper is not possible or is not desirable for any reason. In the case of any funding period outstanding upon the Termination Date, such funding period shall end on such date.

                  (b) AFTER THE TERMINATION DATE; TRANSFERRED INTEREST HELD ON BEHALF OF BUYER. At all times on and after the Termination Date, the Agent shall select all funding periods and the Alternative Rate shall be applicable to each such funding period.

                  SECTION 2.4.  [RESERVED].

                  SECTION 2.5. ALLOCATION OF COLLECTIONS. (a) On each Remittance Date, the Servicer shall apply Collections (including, without limitation, the amount of Deemed Collections) for the immediately preceding Collection Period in the following order:

                  (i)   FIRST, to repay any unreimbursed Servicer Advances;

                  (ii) SECOND, to the payment to the Agent of any accrued and unpaid Carrying Costs for any preceding Collection Period;

                  (iii) THIRD, to the Agent for the benefit of the Owners, in reduction of the Net Investment, any excess of the Net Investment over the amount of the Eligible Pool Balance as of the last Business Day of the immediately preceding Collection Period;

                  (iv) FOURTH, to the Servicer for any accrued and unpaid Servicing Fees for any preceding Collection Period;

                  (v) FIFTH, to the Transferor to be applied to the purchase of additional undivided percentage interests in the Receivables pursuant to Section 2.2(e) equal to the aggregate amount of principal receivables purchases made by Obligors during such Collection Period, minus the amount of purchases made pursuant to Sections 2.2(a) and 2.2(e) since the preceding Remittance Date;

                  (vi) SIXTH, prior to the Termination Date, to the Transferor, an amount equal to the product of (i) Excess Finance Charge Collections for the immediately preceding Collection Period and (ii) for each of the first twelve Collection Periods, 5.0% and, for each Collection Period thereafter, 10.0%.

                  (vii) SEVENTH, to the Agent in reduction of the Net Investment, until the Net Investment is reduced to zero;

                  (viii) EIGHTH, to the Agent, without duplication, in satisfaction of all other Aggregate Unpaids that are due and owing on such Remittance Date; and

                  (ix) NINTH, any amounts remaining after application in accordance with clauses (i) through (viii) above shall be distributed to the Transferor.

                  (b) In the event that, on any date, there are not sufficient Collections to pay the Carrying Costs due and payable on such day, the Servicer, acting upon written notice from the Agent, shall make an advance in an amount equal to the shortfall in funds available on such day (each, a "SERVICER ADVANCE") and pay to the Agent, the amount of such advance, PROVIDED, THAT the Servicer shall not be required to make a Servicer Advance to the extent that it determines, in its sole discretion, that such advance is unlikely to be recovered from Collections in subsequent Collection Periods. On each Remittance Date, the Servicer shall be entitled to reimbursement, without interest, for any Servicer Advances not previously reimbursed in accordance with Section 2.5(a)(i).

                  SECTION 2.6. RESERVE ACCOUNT. The Servicer shall establish on the day of the initial Incremental Transfer hereunder and maintain with NationsBank, N.A., a segregated account (the "RESERVE ACCOUNT"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Agent, on behalf of the Buyer and the Owners, PROVIDED, HOWEVER, that if at any time the short-term debt rating of NationsBank, N.A. shall be lower than "A-1+" or "P-1" by Standard & Poor's or Moody's, respectively, the Servicer shall instruct NationsBank, N.A. to transfer such Reserve Account and all funds deposited therein into a new account that it will establish and maintain in the name of the Agent, on behalf of the Buyer and the other Owners, which shall be a fully segregated account with the trust department bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Agent, on behalf of the Buyer and the other Owners. Funds on deposit in the Reserve Account (other than investment earnings) shall be invested by the Servicer in Eligible Investments that will mature so that such funds will be available on the Business Day preceding the Remittance Date following such investment. All interest and earnings (net of losses and investment expenses) on funds on deposit in the Reserve Account shall be transferred by the Servicer to the Collection Account on the Business Day immediately preceding the applicable Remittance Date and will be available to make any payments required to be made pursuant to Section 2.5(a). On each Remittance Date prior to the Termination Date, after giving effect to the application of Collections pursuant to Section
2.5 hereof on such Remittance Date, the Servicer shall (i) withdraw from the Reserve Account and pay to the Agent for application to the accrued but unpaid Carrying Costs, if any, the lesser of the amount on deposit in the Reserve Account and the amount of such accrued and unpaid Carrying Costs, if any, and
(ii) after giving effect to the withdrawal described in the preceding clause
(i), withdraw from the Reserve Account and pay to the Transferor, the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount for the corresponding Collection Period. On the Termination Date, the Servicer shall (x) withdraw from the Reserve Account and pay to the Agent for application to the accrued and unpaid Carrying Costs, the outstanding Net Investment and all other amounts owing to th Buyer and the other Owners hereunder (in that order), an amount equal to the lesser of the amount on deposit in the Reserve Account and the sum of the accrued and unpaid Carrying Costs, the outstanding Net Investment and all other amounts owing to the Buyer and the other Owners hereunder and (y) after giving effect to the withdrawal described in the preceding clause (x), but only if all accrued Carrying Costs, the outstanding Net Investment and all other amounts owing to the Buyer and the other Owners hereunder shall have been paid in full, withdraw from the Reserve Account and pay to the Transferor any funds remaining on deposit therein.

                  SECTION 2.7. FEES. Notwithstanding any limitation on recourse contained in this Agreement, the Transferor shall pay the following non-refundable fees:

                  (a) On each Remittance Date, to the Agent, for the account of the Buyer, the Agent and certain other parties, as determined by the Agent, the Program Fee accrued during the related Collection Period and to the extent not paid on or prior to such Remittance Date pursuant to Section 2.5(a)(ii).

                  (b) On the Closing Date, to the Agent solely for its own account, the Arrangement Fee.

                  SECTION 2.8. PROTECTION OF TRANSFERRED INTEREST OF THE OWNERS. (a)
         The Transferor agrees that it will from time to time, at its expense, promptly execute and deliver all instruments and documents and take all actions as may be required by law or as the Agent may reasonably request in order to perfect or protect the Transferred Interest or to enable the Agent, the Buyer or any other Owner to exercise or enforce any of their respective rights hereunder. Without limiting the foregoing, the Transferor will upon the request of the Agent, the Buyer or any of the other Owners, in order to accurately reflect the Transfers hereunder and the Transferred Interest, (x) execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant to Section 9.9 hereof) as may be reasonably requested by the Agent, the Buyer or any of the other Owners and (y) mark its respective master data processing records and other documents with a legend describing the conveyance to the Agent, for the benefit of the Buyer and other Owners, of the Transferred Interest. The Transferor shall obtain such additional search reports as the Agent, the Buyer or any of the other Owners shall reasonably request. To the fullest extent permitted by applicable law, the Agent shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Transferor's signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement. The Transferor shall not change its respective name, identity or corporate structure (within the meaning of Section 9-402(7) of the UCC as in effect in the States of New York, Georgia and Nevada) nor relocate its respective chief executive office or any office where Records are kept unless it shall have: (i) given the Agent at least thirty (30) days prior notice thereof and (ii) prepared at Transferor's expense and delivered to the Agent all financing statements, instruments and other documents necessary to preserve and protect the Transferred Interest or requested by the Agent in connection with such change or relocation. Any filings under the UCC or otherwise that are occasioned by such change in name or location shall be made at the expense of Transferor.

                  (b) On the Closing Date, the Transferor agrees to deliver or to cause the Servicer to deliver to the Agent a computer file or microfiche list containing a true and complete list of all Accounts, identified by account number and by Receivable balance as of the Cut-Off Date. Such file or list shall be marked as the Account Schedule delivered to the Agent as confidential and proprietary, and is hereby incorporated into and made a part of this Agreement. The Transferor agrees to deliver or to cause the Servicer to deliver to the Agent within five (5) Business Days of the request therefor by the Agent a computer file or microfiche list containing a true and complete list of all Accounts, including all Accounts created on or after the Cut-Off Date, in existence as of the last day of the prior Collection Period, identified by account number and by Receivable balance as of the last day of the prior Collection Period. Such file or list shall be marked as the Account Schedule delivered to the Agent as confidential and proprietary, shall replace the previous Account Schedule delivered to the Agent and shall be incorporated into and made a part of this Agreement. The Servicer agrees, at its own expense, by the end of each Collection Period in which any Accounts or Related Accounts have been originated, to indicate clearly and unambiguously in its master data processing records that the Receivables created in connection with such Accounts have been conveyed to the Transferor and transferred to the Agent, for the benefit of the Buyer and the other Owners, pursuant to this Agreement.

                  SECTION 2.9.  DEEMED COLLECTIONS; APPLICATION OF
PAYMENTS. (a) If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Receivable and such Collection was received by the Servicer in the form of a check which is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid. Notwithstanding the first two sentences of this paragraph, adjustments made pursuant to this Section shall not require any changes in any report previously delivered pursuant to Section 2.11.

                  (b) If the Servicer adjusts downward the amount of any Receivable because of a rebate, refund, unauthorized charge or billing error to a cardholder, because such Receivable was created in respect of merchandise which was refused or returned by a cardholder, or if the Servicer otherwise adjusts downward the amount of any Receivable without receiving Collections therefor or charging off such amount as uncollectible, then, in any such case, the amount of Receivables used to calculate the Transferor's Interest and (unless otherwise specified) any other amount required herein to be calculated by reference to the amount of Receivables, will be reduced by the amount of the adjustment. Similarly, the amount of Receivables used to calculate the Transferor's Interest and (unless otherwise specified) any other amount required herein to be calculated by reference to the amount of Receivables will be reduced by the principal amount of any Receivable which was discovered as having been created through a fraudulent or counterfeit charge or with respect to which the covenant contained in subsection 5.1(j) was breached. Any adjustment required pursuant to either of the two preceding sentences shall be made on or prior to the end of the Collection Period in which such adjustment obligation arises. In the event that, following the exclusion of such Receivables from the calculation of the Subordinate Percentage, the Subordinate Percentage would be less than the Required Subordinate Percentage, not later than seven days after such adjustment, the Transferor shall make a deposit into the Collection Account in same day funds in an amount equal to such adjustment.

                  (c) (i) If on any day any of the representations or warranties in Article III (except for the representations and warranties in Sections 3.1(l) and 3.3(f)) was or becomes untrue with respect to a Receivable (whether on or after the date of any transfer of an interest therein to the Agent or the Buyer as contemplated hereunder), the Transferor shall be deemed to have received on such day a Collection of such Receivable in full and the Transferor shall on such day make a deposit into the Collection Account in same day funds in an amount equal to the amount of such Receivable, to be applied as Collections in accordance with Section 2.5 hereof.

                           (ii)     If on any day an Account is determined not
to have been an Eligible Account as of the Original Cut-Off Date, (x) the Transferor shall be deemed to have received on such day a Collection in respect of such Account in an amount specified in the following clause (y) and (y) the Transferor shall make a deposit into the Collection Account in same day funds in an amount equal to the amount received by the Transferor pursuant to the Sale and Purchase Agreement in respect of such Account, when such amount is received by the Transferor or CAC, as the case may be, or within 2 Business Days after receipt by the Account Owner, in each case pursuant to the Sale and Purchase Agreement, to be applied as Collections in accordance with Section 2.5 hereof.

                           (iii)    If on any day any Receivable related to an
Account governed by the terms of a Credit Card Agreement (other than the Credit Card Agreement entered into with the Original Sellers) is not an Eligible Receivable or a Defaulted Receivable, (x) the Transferor shall be deemed to have received on the date on which it is determined that such Receivable is not an Eligible Receivable or Defaulted Receivable a Collection of such Receivable in full and (y) the Transferor shall make a deposit into the Collection Account in same day funds in the amount of such Receivable, to be applied as Collections in accordance with Section 2.5 hereof.

                  (d) In the event that the Transferor is unable for any reason to transfer Receivables to the Agent in accordance with the provisions of this Agreement, including by reason of any order of any Governmental Authority (a "Transfer Restriction Event"), then, in any such event, (a) the Transferor and the Servicer agree (except as prohibited by any such order) to allocate and pay to the Agent, after the date of such inability, all Collections, including Collections of Receivables transferred to the Agent prior to the occurrence of such event, and all amounts which would have constituted Collections but for the Transferor's inability to transfer Receivables (up to an aggregate amount equal to the amount of Receivables transferred to the Agent by the Transferor up to the Transferred Interest on such date), (b) the Transferor and the Servicer agree that such amounts will be applied as Collections in accordance with
Article II and (c) for so long as the allocation and application of all Collections and all amounts that would have constituted Collections are made in accordance with clauses (a) and (b) above, Principal Receivables and all amounts which would have constituted Principal Receivables but for the Transferor's inability to transfer Receivables to the Agent which are written off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with Article II. For the purpose of the immediately preceding sentence, the Transferor and the Servicer shall treat the first received Collections with respect to the Accounts as allocable to the Agent until the Agent shall have been allocated and paid Collections in an amount equal to the aggregate amount of Principal Receivables up to the Transferred Interest as of the date of the occurrence of such event. If Transferor and the Servicer are unable pursuant to any requirements of law to allocate Collections as described above, the Transferor and the Servicer agree that, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account shall be allocated first to the oldest principal balance of such Account and shall have such payments applied as Collections in accordance with Article
II. The parties hereto agree that Finance Charge Receivables, whenever created and accrued in respect of Principal Receivables which have been conveyed to the Agent shall continue to be a part of the Transferred Interest notwithstanding any cessation of the transfer of additional Principal Receivables to the Agent and Collections with respect thereto shall continue to be allocated and paid in accordance with Article II.

                  SECTION 2.10. PAYMENTS AND COMPUTATIONS, ETC. All amounts to be paid or deposited by the Transferor or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 4:00 p.m. (New York City time) on the day when due in same day funds; if such amounts are payable to the Agent (whether on behalf of the Buyer or any other Owner or otherwise) they shall be paid or deposited in the account of the Agent indicated in Section 11.3 hereof, until otherwise notified by the Agent. The Transferor shall, to the extent permitted by law, pay to the Agent, for the benefit of the Buyer and the other Owners upon demand, interest on all amounts not paid or deposited when due hereunder at a rate equal to 2% per annum plus the Base Rate. All computations of interest and all per annum fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Any computations by the Agent of amounts payable by the Transferor hereunder shall be binding upon the Transferor absent manifest error.

                  SECTION 2.11.  REPORTS.  (a)     REPORTS AND RECORDS FOR THE
AGENT.

                           (i)      DAILY RECORDS.  On each Business Day, the
Servicer shall make or cause to be made available at the office of the Servicer for inspection by the Agent upon request a record setting forth (i) the Collections in respect of Principal Receivables and in respect of Finance Charge Receivables processed by the Servicer on the second preceding Business Day in respect of each Account and (ii) the amount of Receivables as of the close of business on the second preceding Business Day in each Account. The Servicer shall, at all times, maintain its computer files with respect to the Accounts in such a manner so that the Accounts may be specifically identified and shall make available to the Agent at the office of the Servicer on any Business Day any computer programs necessary to make such identification.

                           (ii)     MONTHLY SERVICER REPORT.  Not later than the
second Business Day preceding each Remittance Date, the Servicer shall deliver to the Agent a Monthly Servicer's Report signed by a Servicing Officer in substantially the form of Exhibit E hereto.

                  (B) QUARTERLY CERTIFICATE. The Servicer shall deliver, or the Transferor shall cause the Servicer to deliver, to the Agent within fifteen (15) days after the end of each calendar quarter of each calendar year, beginning with the calendar quarter ending June 30, 1998, an Officer's Certificate stating that (a) a review of the activities of the Servicer during the preceding calendar quarter (or such shorter period as may have elapsed since the Closing
Date), and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (b) to the best of such officer's knowledge, based on such review, the Servicer has fully performed all of its obligations under this Agreement throughout such quarter (or such shorter period as may have elapsed since the Closing Date), or, if there has occurred an event which, with the giving of notice or passage of time or both, would constitute a Termination Event or Servicer Default, specifying each such event known to such officer, the nature and status thereof and the actions which the Transferor or the Servicer, as the case may be, proposes to take with respect thereto.

                  (c) SEMI-ANNUAL SERVICING REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS. On or before October 15 of each year, for the period from January 1 through June 30 for such year, and on or before April 15 of each year, for the period from July 1 through December 31, beginning with October 15, 1999 (for the period from the Closing Date through June 30, 1999), the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Transferor) to furnish a report to the Agent to the effect that such firm has applied the procedures and made the examinations set forth in Exhibit D hereto.

                  SECTION 2.12. COLLECTION ACCOUNT. There shall be established on the day of the initial Incremental Transfer hereunder and maintained with NationsBank, N.A., a segregated account (the "COLLECTION ACCOUNT"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Agent, on behalf of the Buyer and the Owners, PROVIDED, HOWEVER, that if at any time the short-term debt rating of NationsBank, N.A. shall be lower than "A-1+" or "P-1" by Standard & Poor's or Moody's, respectively, the Servicer shall instruct NationsBank, N.A. to transfer such Collection Account and all funds deposited therein into a new account that it will establish and maintain in the name of the Agent, on behalf of the Buyer and the other Owners, which shall be a fully segregated account with the trust department bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Agent, on behalf of the Buyer and the other Owners. The Servicer and the Transferor shall remit or cause to be remitted daily within two Business Days of receipt to the Collection Account all Collections received with respect to any Receivables. Funds on deposit in the Collection Account (other than investment earnings) shall be invested by the Agent in Eligible Investments that will mature so that such funds will be available on the Business Day preceding the Remittance Date following such investment. All interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be retained in the Collection Account and be available to make any payments required to be made pursuant to Section 2.5(a). Notwithstanding the foregoing, so long as (i) no Termination Event or Potential Termination Event shall have occurred and be continuing and (ii) the amount of the Eligible Pool Balance shall exceed the Net Investment as of the last day of the most recent Collection Period, the Servicer shall be entitled to withdraw any Collections held in the Collection Account in excess of the amount estimated by the Servicer to accrue during such Collection Period for Carrying Costs; PROVIDED, THAT, within two Business Days after the first such withdrawal of every calendar month, the

Servicer shall deliver to the Agent a statement in the form of Exhibit C hereto; PROVIDED FURTHER, HOWEVER, that the Servicer may withdraw Collections during any Collection Period only to the extent such withdrawn amounts are applied (a) to make purchases pursuant to Section 2.2(e) during such Collection Period or (b) in respect of amounts which would otherwise be distributed on the related Remittance Date pursuant to Section 2.5(a)(i) or 2.5(a)(iv). Any such amounts withdrawn from the Collection Account during the preceding Collection Period shall be deemed to have been applied in accordance with Section 2.5(a). Any amounts withdrawn pursuant to clause (b) above in respect of Section 2.5(a)(iv) shall be based on the Servicer's reasonable estimation of the Servicing Fees for the applicable Collection Period and in any event shall not exceed the amount received by the Servicer in respect of Servicing Fees for the immediately preceding Collection Period. On the Business Day preceding the Remittance Date, the Servicer shall remit to the Collection Account the excess, if any, of (i) the amount withdrawn pursuant to clause (b) above in respect of Section 2.5(a)(iv) over (ii) the Servicing Fees for the immediately preceding Collection Period.

                  SECTION 2.13. SHARING OF PAYMENTS, ETC. If any Owner (for purposes of this Section 2.13 only, being a "RECIPIENT") shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of a Transferred Interest owned by it (other than pursuant to Section 2.7, or Article VIII and other than as a result of the differences in the timing of the applications of Collections pursuant to Section 2.5) in excess of its ratable share of payments on account of the Transferred Interest obtained by the Owners entitled thereto, such Recipient shall forthwith purchase from the other Owners entitled to a share of such amount of the Transferred Interest owned by such Persons hereunder as shall be necessary to cause such Recipient to share the excess payment with each such other Person entitled thereto; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such amount to the extent of such recovery, together with an amount equal to such other Person's share (according to the proportion of (a) the amount of such other Person's required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

                  SECTION 2.14. DEFAULTED RECEIVABLES. On the date when any Receivable in an Account becomes a Defaulted Receivable, the Agent shall automatically and without further action or consideration transfer, set over and otherwise convey to the Transferor with respect to such Account, without recourse, representation or warranty, all right, title and interest of the Agent in and to the Defaulted Receivables in such Account, all monies due or to become due with respect thereto, all Proceeds thereof and any Insurance Proceeds relating thereto; PROVIDED, that Recoveries of such Account shall remain property of the Agent and be applied as provided herein.

                  SECTION 2.15. OPTIONAL AMORTIZATION. On any day prior to the occurrence of a Termination Event, the Transferor may in its sole discretion cause the Servicer to provide written notice to the Agent (an "OPTIONAL AMORTIZATION NOTICE") at least five Business Days prior to any Business Day that is the last day of a Collection Period stating its intention to cause a full amortization of the Net Investment on the following Remittance Date (the "OPTIONAL AMORTIZATION DATE") in an amount equal to the sum of (a) the Net Investment and (b) all Aggregate Unpaids on such Optional Amortization Date (the "OPTIONAL AMORTIZATION AMOUNT"). The Optional Amortization Notice shall state the Optional Amortization Date and the allocation of the Optional Amortization Amount among the various outstanding funding periods that mature on such Optional Amortization Date. The Optional Amortization Amount shall be paid from any Collections on deposit in the Collection Account or from the proceeds of the issuance of one or more interests in the Transferred Interest issued substantially contemporaneously with such full amortization (or any combination of the above).





                                   ARTICLE III



                         REPRESENTATIONS AND WARRANTIES

SECTION 3.1. REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR. As of the Closing Date, each Remittance Date and the date of each Incremental Transfer hereunder, the Transferor represents and warrants to the Agent, the Buyer and the other Owners that:

                  (a) CORPORATE EXISTENCE AND POWER. The Transferor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. The Transferor is duly qualified to do business in, and is in good standing (or is exempt from such requirement), in every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

                  (b) CORPORATE AND GOVERNMENTAL AUTHORIZATION; CONTRAVENTION. The execution, delivery and performance by the Transferor of this Agreement, the Receivables Purchase Agreement, the Fee Letter and the other Transaction Documents to which the Transferor is a party are within the Transferor's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Governmental Authority or official thereof (except as contemplated by Section 2.8 hereof), and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the Certificate of Incorporation or Bylaws of the Transferor or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon the Transferor or result in the creation or imposition of any Adverse Claim on the assets of the Transferor (except as contemplated by Section 2.8 hereof).

                  (c) BINDING EFFECT. Each of this Agreement, the Receivables Purchase Agreement, the Fee Letter, and the other Transaction Documents to which the Transferor is a party constitutes the legal, valid and binding obligation of the Transferor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

                  (d) PERFECTION. Immediately preceding each Transfer hereunder, the Transferor shall be the owner of all of the Receivables, free and clear of all Adverse Claims. On or prior to each Transfer, all financing statements and other documents required to be recorded or filed in order to perfect and protect the Agent's Transferred Interest against all creditors of and purchasers from the Transferor will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

                  (e) ACCURACY OF INFORMATION. All information heretofore furnished by the Transferor (including without limitation, the Monthly Servicer Reports, Account Schedule, any reports delivered pursuant to Section 2.11 hereof and the Transferor's financial statements) to the Buyer, any other Owner, the Agent or the Administrative Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Transferor to the Buyer, any other Owner, the Agent or the Administrative Agent will be, true and accurate in every material respect, on the date such information is stated or certified.

                  (f) TAX STATUS. The Transferor has filed all tax returns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges other than taxes, assessments and other governmental charges being contested in good faith, and for which adequate reserves have been set aside on the books of the Transferor.

                  (g) ACTION, SUITS. Except as set forth in Exhibit H hereof, there are no actions, suits or proceedings pending, or to the knowledge of the Transferor threatened, against or affecting the Transferor or any Affiliate of the Transferor or their respective properties, in or before any court, arbitrator or other body, which may, individually or in the aggregate, have a Material Adverse Effect.

                  (h) USE OF PROCEEDS. No proceeds of any Transfer will be used by the Transferor to acquire any security in any transaction which is subject to
Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

                  (i) PLACE OF BUSINESS. The principal place of business and chief executive office of the Transferor are located at the address of the Transferor indicated in Section 11.3 hereof.

                  (j) GOOD TITLE. Upon each Transfer, the Agent shall acquire a valid and perfected first priority undivided percentage interest to the extent of the Transferred Interest or a first priority perfected security interest in each Receivable that exists on the date of such Transfer and in the Related Security, Collections and Proceeds with respect thereto free and clear of any Adverse Claim.

                  (k) TRADENAMES, ETC. As of the date hereof: (i) the Transferor has only the subsidiaries and divisions listed on Exhibit J hereto; and (ii) the Transferor has, within the last five (5) years, operated only under the tradenames identified in Exhibit J hereto, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (the "Bankruptcy Code"), except as disclosed in Exhibit J hereto.

                  (l) NATURE OF RECEIVABLES. Each Receivable (x) represented by the Transferor or the Servicer to be an Eligible Receivable (including in any Monthly Servicer Report or other report delivered pursuant to Section 2.11 hereof) or (y) included in the calculation of Principal Receivables in fact satisfies at such time the definition of "Eligible Receivable" set forth herein and, in the case of clause (y) above, is not a Receivable of the type excluded from the definition of "Principal Receivables."

                  (m) COVERAGE REQUIREMENT; AMOUNT OF RECEIVABLES. The Subordinate Percentage as of the most recent calculation date is not less than the Required Subordinate Percentage.

                  (n) CREDIT CARD GUIDELINES. Since November 1, 1998, there have been no material changes in the Credit Card Guidelines other than as permitted hereunder.

                  (o) NO TERMINATION EVENT. No event has occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event.

                  (p) NOT AN INVESTMENT COMPANY. The Transferor is not, and is not controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

                  (q) ERISA. Each of the Transferor and its ERISA Affiliates is in compliance in all material respects with ERISA and no lien exists in favor of the PBGC on any of the Receivables.

                  (r) BULK SALES. No transaction contemplated hereby or by the Receivables Purchase Agreement requires compliance with any bulk sales act or similar law.

                  (s) TRANSFERS UNDER RECEIVABLES PURCHASE AGREEMENT. Each Receivable which has been transferred to the Transferor by CAC has been purchased by the Transferor from CAC pursuant to, and in accordance with, the terms of the Receivables Purchase Agreement, by CAC from CB&T pursuant to the Initial Purchase Agreement and, to the extent applicable, by CB&T from the Original Sellers under the Sale and Purchase Agreement.

                  (t) PREFERENCE; VOIDABILITY. The Transferor shall have given reasonably equivalent value to CAC in consideration for the transfer to the Transferor of the Receivables and Related Security from CAC, and each such transfer shall not have been made for or on account of an antecedent debt owed by CAC to the Transferor and no such transfer is or may be voidable under any Section of the Bankruptcy Reform Act of 1978 (11 U.S.C. ss.ss. 101 et seq.), as amended.

                  (u) REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR. Each of the representations and warranties of the Transferor set forth in the Receivables Purchase Agreement is true and correct in all material respects and the Transferor hereby remakes all such representations and warranties for the benefit of the Agent, the Buyer, each other Owner and the Administrative Agent.

                  (v) NOTICE OF BREACH. The representations and warranties set forth in this Section 3.1 shall survive the transfers and assignments of the Receivables. Upon discovery by the Transferor, the Servicer or the Agent of a breach of any of the representations and warranties set forth in this Section 3.1, the party discovering such breach shall give prompt written notice thereof to the other parties within three Business Days following such discovery, PROVIDED that the failure to give notice within three Business Days does not preclude subsequent notice.

                  (w) NOTICE OF EVENTS HAVING A MATERIAL ADVERSE EFFECT. The Transferor shall advise the Agent promptly, in reasonable detail, of the occurrence of any event, other than as described in Section 3.1(v) or Section 5.1(l), which would have a material adverse effect on the Agent's, Buyer's or any other Owner's interest in the Receivables or the collectibility thereof.

                  (x) NOTICE OF AMENDMENTS TO AFFINITY CARD AGREEMENT AND FACILITIES MANAGEMENT AGREEMENT. The Transferor shall deliver to the Agent promptly copies of all changes or amendments to the Affinity Card Agreement and the Facilities Management Agreement.

                  SECTION 3.2. [RESERVED].

                  SECTION 3.3. REPRESENTATIONS AND WARRANTIES OF THE SERVICER. As of the Closing Date, the Servicer represents and warrants to the Agent, the Buyer and the other Owners that:

                  (a) CORPORATE EXISTENCE AND POWER. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. The Servicer is duly qualified to do business in, and is in good standing (or is exempt from such requirement), in every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

                  (b) CORPORATE AND GOVERNMENTAL AUTHORIZATION; CONTRAVENTION. The execution, delivery and performance by the Servicer of this Agreement are within the Servicer's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Governmental Authority or official thereof, and do not contravene, conflict with, or constitute a default under, any provision of applicable law, rule or regulation or of the Certificate of Incorporation or Bylaws of the Servicer or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon the Servicer or result in the creation or imposition of any Adverse Claim on the assets of the Servicer or any of its Subsidiaries.

                  (c) BINDING EFFECT. This Agreement and each other Transaction Document to which the Servicer is a party constitute the legal, valid and binding obligations of the Servicer, enforceable against the Servicer in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors.

                  (d) ACCURACY OF INFORMATION. All information heretofore furnished by the Servicer to the Agent, the Buyer, any other Owner or the Administrative Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Servicer to the Agent, the Buyer, any other Owner or the Administrative Agent will be, true, accurate and complete in every material respect, on the date such information is stated or certified.

                  (e) ACTION, SUITS. Except as set forth in Exhibit H, there are no actions, suits or proceedings pending, or to the knowledge of the Servicer threatened, against or affecting the Servicer or any Affiliate of the Servicer or their respective properties, in or before any court, arbitrator or other body, which may, individually or in the aggregate, have a Material Adverse Effect.

                  (f) NATURE OF RECEIVABLES. Each Receivable included in the calculation of Principal Receivables in fact satisfies at such time the definition of "Eligible Receivable" and is not a Receivable excluded from the definition of "Principal Receivables".

                  (g) AMOUNT OF RECEIVABLES. As of December 31, 1998, the aggregate amount of Receivables was approximately $293,658,000.

                  (h) CREDIT CARD GUIDELINES. Since November 1, 1998, there have been no material changes in the Credit Card Guidelines other than as permitted hereunder.

                  (i) COLLECTIONS AND SERVICING. Since November 1, 1998, there has been no material adverse change in the ability of the Servicer or Sub-Servicer to service and collect the Receivables.

                  (j) NOT AN INVESTMENT COMPANY. The Servicer is not, and is not controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

                  (k) NO CONFLICT. The execution and delivery of this Agreement by the Servicer, and the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof and thereof applicable to the Servicer, will not conflict with, violate or result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it or its properties are bound.

                  (l) ALL CONSENTS. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Servicer in connection with the execution and delivery of this Agreement by the Servicer and the performance of the transactions contemplated by this Agreement by the Servicer, have been duly obtained, effected or given and are in full force and effect.

                  (m) TAX STATUS. The Servicer has filed all tax returns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges, other than taxes, assessments and other governmental charges being contested in good faith.

                  (n) ERISA. The Servicer is in compliance in all material respects with ERISA.

                  SECTION 3.4. REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES BY THE SERVICER. On each Remittance Date and on the date of each Incremental Transfer made hereunder, the Servicer shall be deemed to have certified that all representations and warranties described in Section 3.3 hereof are correct on and as of such day as though made on and as of such date.





                                   ARTICLE IV

                              CONDITIONS PRECEDENT

                  SECTION 4.1. CONDITIONS TO CLOSING. On or prior to the Closing Date, the sales of Accounts and initial Receivables under the Sale and Purchase Agreement, and the sale of Receivables under the Initial Purchase Agreement and Receivables Purchase Agreement shall have been consummated and the Transferor shall deliver to the Agent the following documents and instruments and pay the following fees, all of which shall be in form and substance acceptable to the
Agent:

                  (a) A copy of the resolutions of the Board of Directors of the Transferor certified by its Secretary approving the execution, delivery and performance by the Transferor of this Agreement, the Receivables Purchase Agreement and the other Transaction Documents to be delivered by the Transferor hereunder or thereunder.

                  (b) A copy of the resolutions of the Board of Directors of CompuCredit certified by its Secretary approving the execution, delivery and performance by it of this Agreement and the other Transaction Documents to which it is a party to be delivered by it hereunder or thereunder.

                  (c) The Articles of Incorporation of the Transferor certified by the Secretary of State or other similar official of the Transferor's jurisdiction of incorporation dated a date reasonably prior to the Closing Date.

                  (d) The Articles of Incorporation of CompuCredit certified by the Secretary of State or other similar official of its jurisdiction of incorporation dated a date reasonably prior to the Closing Date.

                  (e) A Good Standing Certificate for the Transferor issued by the Secretary of State or a similar official of the Transferor's jurisdiction of incorporation and certificates of qualification as a foreign corporation issued by the Secretaries of State or other similar officials of each jurisdiction where such qualification is material to the transactions contemplated by this Agreement and the other Transaction Documents, in each case, dated a date reasonably prior to the Closing Date.

                  (f) A Good Standing Certificate for CompuCredit issued by the Secretary of State or a similar official of its jurisdiction of incorporation and certificates of qualification as a foreign corporation issued by the Secretaries of State or other similar officials of each jurisdiction when such qualification is material to the transactions contemplated by this Agreement and the other Transaction Documents, in each case, dated a date reasonably prior to the Closing Date.

                  (g) A Certificate of the Secretary of the Transferor substantially in the form requested by the Agent.

                  (h) A Certificate of the Secretary of CompuCredit substantially in the form requested by the Agent.

                  (i) Copies of proper financing statements (Form UCC-1), dated a date reasonably near to the date of the initial Incremental Transfer naming the Transferor as the debtor in favor of the Agent, for the benefit of the Buyer and the other Owners, as secured party or other similar instruments or documents as may be necessary or in the reasonable opinion of the Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Agent's undivided percentage interest in all Receivables and the Related Security, Collections and Proceeds relating thereto.

                  (j) Copies of proper financing statements (Form UCC-1) naming
(i) CAC as the debtor in favor of the Transferor as secured party (together with a Form UCC-3 naming the Agent, for the benefit of the Buyer and the other Owners, as assignee of the secured party), (ii) CB&T as the debtor in favor of CAC as secured party and (iii) the Original Sellers as the debtors and CB&T as secured party, or other similar instruments or documents as may be necessary or in the reasonable opinion of the Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Transferor's interest in all Receivables.


                  (k) Copies of proper financing statements (Form UCC-3), if any, necessary to terminate all security interests and other rights of any person in Accounts or Receivables previously granted.

                  (l) Certified copies of request for information or copies (Form UCC-11) (or a similar search report certified by parties acceptable to the Agent) dated a date reasonably near the date of the initial Incremental Transfer listing all effective financing statements which name CB&T, CAC or the Transferor (under their respective present names and any previous names) as debtor and which are filed in jurisdictions in which the filings were made pursuant to items (i) or (j) above together with copies of such financing statements (none of which shall cover any Receivables or Accounts).

                  (m) An opinion of Orrick, Herrington & Sutcliffe LLP, Lionel, Sawyer & Collins and Jones, Day, Reavis & Pogue, counsel to the Transferor, the Servicer and CAC, covering the matters requested by the Agent.

                  (n) An opinion of Orrick, Herrington & Sutcliffe LLP, counsel to the Transferor and CAC, covering certain bankruptcy and insolvency matters (i.e. "true sale" and nonconsolidation) in form and substance satisfactory to the Agent and Agent's counsel.

                  (o) The Account Schedule, consisting of a computer tape setting forth all Receivables and the Principal Receivables thereon as of the Cut-Off Date and such other information as the Agent may reasonably request.

                  (p) An executed copy, including exhibits and opinions thereto, of this Agreement, the Initial Purchase Agreement, the Receivables Purchase Agreement, the Fee Letter and each of the other Transaction Documents.

                  (q) The Arrangement Fee in accordance with Section 2.7(b).

                  (r) Evidence of the appointment of CT Corporation as agent for process as required by Section 11.4 hereof.

                  (s) An executed copy of the CB&T Agreement.

                  (t) Copies of all documents relating to the servicing of Accounts, including all fee schedules and exhibits.

                  (u) An executed copy of the Fee Letter.

                  (v) The form of Credit Card Agreement currently in effect.

                  (w) A copy of the Credit Card Guidelines.



                                    ARTICLE V

                                    COVENANTS

SECTION 5.1. AFFIRMATIVE COVENANTS OF TRANSFEROR. At all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Net Investment has been reduced to zero, all Carrying Costs and all other Aggregate Unpaids shall have been paid in full, in cash, unless the Agent shall otherwise consent in writing:

                  (a) FINANCIAL REPORTING. The Transferor will maintain a system of accounting established and administered in accordance with GAAP, and furnish to the Agent:

                           (i) ANNUAL REPORTING. Within one hundred and five
(105) days after the close of the Transferor's fiscal years, beginning with the fiscal year ending in 1998, unaudited financial statements, prepared in accordance with GAAP for the Transferor, including balance sheets (but excluding financial footnotes, except for footnotes regarding accounting policies and procedures) as of the end of such period, related statements of operations, shareholder's equity and cash flows, and accompanied by a certificate of the chief financial officer or chairman, president, treasurer or any executive vice president of the Transferor, stating that no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof.

                           (ii) QUARTERLY REPORTING. Within sixty (60) days
after the close of the first three quarterly periods of the Transferor's fiscal years, unaudited balance sheets, excluding financial footnotes, as at the close of each such period and related statements of operations, shareholder's equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

                           (iii) COMPLIANCE CERTIFICATE. Together with the
financial statements required hereunder, a compliance certificate signed by the Transferor's chief financial officer stating that (x) the attached financial statements (except for the financial footnotes excluded as described above) have been prepared in accordance with GAAP and, to the best of such Person's knowledge, accurately reflect the financial condition of the Transferor and (y) to the best of such Person's knowledge, no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof.

                           (iv) SHAREHOLDERS STATEMENTS AND REPORTS. Promptly
upon the furnishing thereof to the shareholders of the Transferor, copies of all financial statements, reports and proxy statements so furnished.

                           (v) S.E.C. FILINGS. Promptly upon the filing thereof,
copies of all registration statements and annual, quarterly, monthly or other regular reports which the Transferor files with the Securities Exchange Commission.

                           (vi) NOTICE OF TERMINATION EVENTS OR POTENTIAL
TERMINATION EVENTS. As soon as possible and in any event within two (2) days after the occurrence of each Termination Event or each Potential Termination Event, a statement of the chief financial officer or chief accounting officer of the Transferor setting forth details of such Termination Event or Potential Termination Event and the action which the Transferor proposes to take with respect thereto.

                           (vii) ERISA. Promptly after the filing or receiving
thereof, copies of all reports and notices with respect to any Reportable Event (as defined in Article IV of ERISA) which the Transferor or any ERISA Affiliate thereof, files under ERISA with the Internal Revenue Service, the PBGC or the U.S. Department of Labor or which the Transferor or any ERISA Affiliates thereof, receive from the Internal Revenue Service, the PGBC or the U.S. Department of Labor.

                           (viii) NOTICES UNDER TRANSACTION DOCUMENTS. Promptly
after its receipt thereof, copies of all notices, amendments and waivers given to the Transferor by CB&T, CompuCredit or CAC under or pursuant to any of the Transaction Documents.

                           (ix) OTHER INFORMATION. Such other information
(including non- financial information) as the Agent may from time to time reasonably request (as can reasonably be obtained by the Transferor).

                  (b) CONDUCT OF BUSINESS. The Transferor will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

                  (c) COMPLIANCE WITH LAWS. The Transferor will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it or its respective properties may be subject.

                  (d) FURNISHING OF INFORMATION AND INSPECTION OF RECORDS. The Transferor will furnish to the Agent from time to time such information with respect to the Receivables as the Agent may reasonably request, including, without limitation, listings identifying the Principal Receivables for each Receivable. The Transferor will, at any time and from time to time during regular business hours permit the Agent, or its agents or representatives, at the Transferor's expense (i) to examine and make copies of and take abstracts from all Records and (ii) to visit the offices and properties of the Transferor for the purpose of examining such Records, and to discuss matters relating to Receivables or the Transferor's performance hereunder and under the other Transaction Documents to which such Person is a party with any of the officers, directors, employees or independent public accountants of the Transferor having knowledge of such matters. Notwithstanding the foregoing, the Agent or its agents and representatives shall not visit the offices and properties as described in clause (ii) above more frequently than (a) once a month for the first six months after the Closing Date and two times thereafter until the first anniversary of the Closing Date and (b) four times per year after the first anniversary of the Closing Date; provided that, neither of the limitations set forth in (a) or (b) above shall apply upon the occurrence and during the continuance of a Termination Event or Potential Termination Event.

                  (e) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. The Transferor will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Transferor will give the Agent notice of any material change in the administrative and operating procedures of the Transferor referred to in the previous sentence.

                  (f) TREATMENT. The Transferor will not (i) account for (including for accounting and tax purposes), or otherwise treat, the transactions contemplated by the Receivables Purchase Agreement in any manner other than as a sale of Receivables by CAC to the Transferor or (ii) account for or otherwise treat the transactions contemplated hereby in any manner other than as a pledge of Receivables by the Transferor to the Agent for the benefit of the Buyer and the other Owners, as applicable. In addition, the Transferor shall disclose (in a footnote or otherwise) in all of its respective financial statements (including any such financial statements consolidated with any other Persons' financial statements) the existence and nature of the transaction contemplated hereby and by the Receivables Purchase Agreement and the interest of the Transferor and the Agent, on behalf of the Buyer and the other Owners, as owner and pledgee, respectively, in the Affected Assets.

                  (g) SEPARATE BUSINESS.  The Transferor shall:

                           (i) Maintain in full effect its existence, rights and
                  franchises as a corporation or (after 10 days' prior notice given to the Agent and the execution and delivery by the Transferor of all documents and opinions of counsel as the Agent shall request, together with the Agent's approval of any organizational documents therefor) a limited liability corporation, under the laws of the state of its organization or incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and the Receivables Purchase Agreement and each other instrument or agreement necessary or appropriate to the proper administration hereof and to permit and effectuate the transactions contemplated hereby.

                           (ii) Maintain its own deposit account or accounts,
                  separate from those of any Affiliate of such Transferor, with commercial banking institutions. The funds of such Transferor will not be diverted to any other Person or for other than the corporate use of such Transferor, and, except as may be expressly permitted by this Agreement or the Receivables Purchase Agreement, the funds of such Transferor shall not be commingled with those of any Affiliate of such Transferor.

                           (iii) Ensure that, to the extent that it shares the
                  same officers or other employees as any of its partners, members, managers, stockholders or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

                           (iv) Ensure that, to the extent that it jointly
                  contracts with any of its partners, members, managers, stockholders or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that such Transferor contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between such Transferor and any of its partners, members, managers, stockholders or Affiliates shall be only on an arm's-length basis and shall receive the approval of such Transferor's Board of Directors, partners, members, managers or other governing body including at least one Independent Director (defined below).

                           (v) Maintain a principal executive and administrative
                  office through which its business is conducted and a telephone number separate from those of its members or stockholders and Affiliates. To the extent that such Transferor and any of its members or stockholders or Affiliates have offices in contiguous space, there shall be fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

                           (vi) Conduct its affairs strictly in accordance with
                  its Certificate of Incorporation or other certificate of formation, as the case may be, and observe all necessary, appropriate and customary corporate formalities (or such formalities appropriate to the entity), including, but not limited to, holding all regular and special stockholders' and directors', or partners', members' or managers', as the case may be, meetings appropriate to authorize all entity action, keeping separate and accurate minutes of such meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records, accounts and other corporate documents and records, including, but not limited to, payroll and intercompany transaction accounts. Regular stockholders' or other owners' and directors', partners', members' or managers', as the case may be, meetings shall be held at least annually. The Transferor shall not engage in any business not permitted by its Certificate of Incorporation, as in effect on the Closing Date.

                           (vii) Ensure that its Board of Directors shall at all
                  times include at least one Independent Director (for purposes hereof, "INDEPENDENT DIRECTOR" shall mean any member of the Board of Directors, or partner, member or manager, as the case may be, of such Transferor that is not and has not at any time been (x) a director, partner, member, manager, officer, agent, employee or shareholder of any Affiliate of such Transferor (other than any director of the Transferor who is also a similarly unaffiliated director and/or officer of a special purpose corporation which has been established by CAC or any of its Affiliates in conjunction with the securitization by CAC or such Affiliate of its credit card receivables) or (y) a member of the immediate family of any of the foregoing).

                           (viii) Ensure that decisions with respect to its
                  business and daily operations shall be independently made by such Transferor (although the officer making any particular decision may also be an officer, partner, member, manager or director of an Affiliate of such Transferor) and shall not be dictated by an Affiliate of such Transferor.

                           (ix) Act solely in its own corporate or entity name
                  and through its own authorized officers, members, managers and agents, and no Affiliate of such Transferor shall be appointed to act as agent of such Transferor, except as expressly contemplated by this Agreement or the Receivables Purchase Agreement. The Transferor shall at all times use its own stationery.

                           (x) Ensure that no Affiliate of such Transferor shall
                  advance funds to such Transferor, and no Affiliate of such Transferor will otherwise guaranty debts of, such Transferor, except for the guaranty of CompuCredit contained in this Agreement; PROVIDED, HOWEVER, that (i) an Affiliate of such Transferor may provide funds to such Transferor in connection with the capitalization of such Transferor, including capital necessary to assure that such Transferor has "substantial assets" as described in Treasury Regulation Section 301.7701-2(d)(2) as in effect prior to amendment by Treasury Decision 8697 on December 17, 1996.

                           (xi) Other than organizational expenses and as
                  expressly provided herein, pay all expenses, indebtedness and other obligations incurred by it from Transferor's own separate assets.

                           (xii) Not enter into any guaranty, or otherwise
                  become liable, with respect to any obligation of any Affiliate of such Transferor nor shall the Transferor make any loans to any Person.

                           (xiii) Ensure that any financial reports required of
                  such Transferor shall comply with generally accepted accounting principles and shall be issued separately from, but may be consolidated with, any reports prepared for any of its Affiliates, provided that any such consolidated reports shall indicate that the assets of the Transferor are not available to the creditors of any Affiliate of the Transferor.

                           (xiv) Ensure that at all times it is adequately
                  capitalized to engage in the transactions contemplated in its Certificate of Incorporation or other organization documents.

                           (xv) Not commingle its assets with any Affiliate of
                  the Transferor, except as provided in the Transaction
                  Documents.

                           (xvi) Make investments directly or by brokers engaged
                  and paid by Transferor or its agents (provided that if any such agent is an Affiliate of the Transferor it shall be compensated at a fair market rate for its services).

                  (h) CORPORATE DOCUMENTS. The Transferor shall not amend, alter, change or repeal Articles II, IV(b), IX, X, XI or XII of its Articles of Incorporation or Articles II, Article IV Section 4(b) or Article VII Section 2(a) of its bylaws without the prior written consent of the Agent.

                  (i) RECEIVABLES PURCHASE AGREEMENT. The Transferor, in its capacity as purchaser of the Receivables from CAC (as purchaser of the Receivables from CB&T) pursuant to the Receivables Purchase Agreement, will at all times enforce the covenants and agreements of CAC in the Receivables Purchase Agreement and vigorously pursue all its rights and remedies thereunder, including, without limitation, its rights and remedies with respect to the Sale and Purchase Agreement and Initial Purchase Agreement. With respect to any Receivable sold by CAC, the Transferor shall, and shall cause CAC to, effect such sale under, and pursuant to the terms of, a Receivables Purchase Agreement, including, without limitation, the payment by the Transferor in cash to CAC of an amount equal to the purchase price for such Receivable as required or permitted by the terms of such Receivables Purchase Agreement.

                  (j) SECURITY INTERESTS. Except for the conveyance hereunder and under the Cargill Purchase Agreement, the Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Adverse Claim on, any Receivable (or any underlying receivable) conveyed by it to the Agent, on behalf of the Buyer and the other Owners, whether now existing or hereafter created, or any interest therein, and the Transferor shall defend the right, title and interest of the Agent, on behalf of the Buyer and the other Owners in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Transferor; PROVIDED, HOWEVER, the Transferor may sell, pledge, transfer, convey, hypothecate or otherwise grant a security interest in the Transferor's Interest to any Person so long as (i) any claim of any such Person in the Affected Assets pursuant to any such sale, pledge, transfer, conveyance, hypothecation or grant of a security interest in the Transferor's Interest is in all respects subordinate to the claims of the Agent, the Buyer and the other Owners, and the Agent shall be satisfied with the terms of such subordination, (ii) such person shall agree in writing to be bound by the provisions of this Agreement relating to the Transferor's Interest and to Sections 11.9 and 11.10 hereof and (iii) such Person shall execute any documents, or deliver any opinions, reasonably requested by the Agent in order to ensure that the rights and remedies of the Agent, the Buyer and the other Owners with respect to the Transferred Interest are not impaired as a result of any such sale, pledge, transfer, conveyance, hypothecation or security interest.

                  (k) DELIVERY OF COLLECTIONS OR RECOVERIES. In the event that the Transferor receives Collections or Recoveries, the Transferor agrees to pay to the Servicer all such Collections and Recoveries as soon as practicable after receipt thereof but in no event later than two Business Days after receipt.

                  (l) NOTICE OF LIENS. The Transferor shall notify the Agent in writing promptly after becoming aware of any Adverse Claim on any Receivable conveyed by it to the Agent, the Buyer or any Owner other than the conveyances hereunder, under any Purchase Agreement and under the receivables purchase agreements.

                  (m) AMOUNTS. The Transferor agrees to remit, or cause to be remitted, to the Collection Account, all amounts paid as adjustments after the Closing Date with respect to the purchase price paid for the Receivables under the Sale and Purchase Agreement, and all amounts required to be paid by CB&T to the Agent, Buyer, any other Owner or Transferor pursuant to the CB&T Agreement and received by the Transferor, all of the foregoing to be deemed part of "Collections."

                  (n) RECEIVABLES PURCHASE AGREEMENT. The Transferor further covenants that it will not amend, modify or supplement the Receivables Purchase Agreement or enter into a new receivables purchase agreement without the prior written consent of the Agent and will not take any other action under any other Transaction Documents to which it is a party that would have a material adverse effect on the Agent, the Buyer, or any other Owner or which is inconsistent with the terms of any other Transaction Document.

                  SECTION 5.2. NEGATIVE COVENANTS OF THE TRANSFEROR. At all times from the date hereof to the later to occur of (i) the Termination Date or
(ii) the date on which the Buyer's Net Investment has been reduced to zero, all Carrying Costs and all other Aggregate Unpaids shall have been paid in full, in cash, unless the Agent shall otherwise consent in writing:

                  (a) NO SALES, LIENS, ETC. Except as otherwise provided herein and in the Receivables Purchase Agreement, the Transferor will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to any of the Affected Assets.

                  (b) NO EXTENSION OR AMENDMENT OF RECEIVABLES. Except as otherwise permitted in Section 6.2 hereof or the Credit Card Guidelines, the Transferor will not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Account related thereto.

                  (c) CHANGE OF NAME, ETC. The Transferor will not change its name, identity or structure or the location of its chief executive office, unless at least 10 days prior to the effective date of any such change the Transferor delivers to the Agent such documents, instruments or agreements, executed by the Transferor, as are necessary to reflect such change and to continue the perfection of the Agent's security interests in the Affected Assets.

                  (d) OTHER DEBT. Except as provided for herein, the Transferor will not create, incur, assume or suffer to exist any Indebtedness whether current or funded, or any other liability other than (i) indebtedness of the Transferor under the Transaction Documents and (ii) other Indebtedness incurred in the ordinary course of its business in an amount not to exceed $100,000 at any time outstanding.

                  (e) ERISA MATTERS. The Transferor will not (i) engage or permit any of its respective ERISA Affiliates to engage in any prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor; (ii) permit to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Code) or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to any Multiemployer Plan that the Transferor or any ERISA Affiliate thereof is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto;
(iv) terminate any Benefit Plan so as to result in any liability; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability to the Transferor or any ERISA Affiliate under ERISA or the Code.

                  (f) CHANGES TO CREDIT CARD AGREEMENTS. The Transferor shall not change (or consent to change) the terms and provisions of the Credit Card Agreements or the Credit Card Guidelines in any respect (including, without limitation, the calculation of the amount, and the timing, of uncollectible Receivables) except to the extent (a) such change is made applicable to the comparable segment of the consumer revolving credit accounts owned or serviced by the Transferor, that have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change or (b) if it does not own or service such a comparable segment, it will not make any such change with the intent to materially benefit itself over the Agent, the Buyer or any other Owner, and such change does not materially and adversely affect the rights of the Agent, the Buyer or any other Owner in the Receivables or the collectibility of the Receivables. References to the Receivables in this paragraph shall be deemed to refer to the Receivables in the aggregate.

                  (g) NO ASSIGNMENT. The Transferor shall not assign any of its rights (other than as permitted pursuant to Section 5.1(j)) or delegate any of its duties hereunder or under any of the other Transaction Documents to which it is a party without the prior written consent of the Agent.

                  (H) NO DESIGNATION. The Transferor shall not designate or permit to be designated an Account Owner other than CB&T without the prior written consent of the Agent and the execution and delivery of all financing statements and agreements required by the Agent to perfect and protect the interests of the Agent, the Buyer and the other Owners herein, which shall be satisfactory to the Agent.

                  (i) RECEIVABLES NOT TO BE EVIDENCED BY PROMISSORY NOTES. Except in connection with its enforcement or collection of an Account, the Transferor will take no action to cause any Receivable in which an undivided interest is conveyed by it hereunder to be evidenced by any instrument (as defined in the UCC) and if any such Receivable is so evidenced, it shall be treated as a Receivable which is subject to Section 2.9 (b) hereof.

                  SECTION 5.3. AFFIRMATIVE COVENANTS OF THE SERVICER. At all times from the date hereof to the later to occur of (i) the Termination Date or
(ii) the date on which the Net Investment has been reduced to zero, all Carrying Costs shall have been paid in full and all other Aggregate Unpaids shall have been paid in full, in cash, unless the Agent shall otherwise consent in writing:

                  (a) CONDUCT OF BUSINESS. The Servicer will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

                  (b) COMPLIANCE WITH LAWS. The Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with each Receivable and the related Account, if any, will maintain in effect all qualifications required under Requirements of Law in order to service properly each Receivable and the related Account, if any, and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable and the related Account the failure to comply with which would have a material adverse effect on the Agent's, the Buyer's or any other Owner's interest in the Receivables or the collectibility thereof.

                  (c) FURNISHING OF INFORMATION AND INSPECTION OF RECORDS. The Servicer will furnish to the Agent from time to time such information with respect to the Accounts and the Receivables as the Agent may reasonably request, including, without limitation, listings identifying the Obligor and the related Principal Receivables. The Servicer will, at any time and from time to time during regular business hours permit the Agent, or its agents or representatives, at the Servicer's expense (i) to examine and make copies of and take abstracts from all Records and (ii) subject to the same limitations as the last sentence of Section 5.1(d) with respect to the Servicer, to visit the offices and properties of the Servicer for the purpose of examining such Records, and to discuss matters relating to Receivables or the Servicer's performance hereunder and under the other Transaction Documents to which such Person is a party with any of the officers, directors, employees or independent public accountants of the Servicer having knowledge of such matters.

                  (d) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. The Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Servicer will give the Agent notice of any material change in the administrative and operating procedures of the Servicer referred to in the previous sentence.

                  (e) CREDIT CARD GUIDELINES. The Servicer will comply in all material respects with the Credit Card Guidelines in regard to each Receivable and the related Account.

                  (f) COLLECTIONS RECEIVED. The Servicer shall hold in trust, and deposit, immediately, but in any event not later than two Business Days after its receipt thereof, to the Collection Account any Collections received from time to time by the Servicer.

                  (g) FICO RISK SCORES. The Servicer will, once every three months, update the Fair, Isaacs & Co. credit risk score with respect to each Account the Receivables of which have not become Defaulted Receivables and append the Account Schedule to reflect such updated scores.

                  (h) STATUS REPORTS. The Servicer shall provide the Agent with a copy of the "monthly status report" received by the Servicer referenced in
Section 2.17 of the Affinity Card Agreement or Section 1 of the Facilities Management Agreement.

                  (i) FACILITIES MANAGEMENT AGREEMENT. The Servicer shall deliver to the Agent an execution copy of the Facilities Management Agreement, if and when executed.

                  (j) NOTICES. The Servicer shall promptly notify the Agent of CB&T's failure to observe, keep or perform any material term, condition, covenant, representation or warranty of the Facilities Management Agreement, Affinity Card Agreement or Initial Purchase Agreement. Promptly after its receipt thereof, the Servicer shall deliver to the Agent copies of all notices, amendments and waivers delivered by or to the Servicer under or pursuant to any of the Transaction Documents. The Servicer shall deliver to the Agent (a) on or as soon as practicable after the Closing Date, the Valuation Date Statement (as defined in the Sale and Purchase Agreement) and (b) when delivered pursuant to the Sale and Purchase Agreement, copies of all other reports relating to the valuation of the Accounts or Receivables on the Closing Date.

                  (k) AMOUNTS. The Servicer agrees to remit, or cause to be remitted, to the Collection Account, all amounts paid as adjustments after the Closing Date with respect to the purchase price paid for the Receivables under the Sale and Purchase Agreement, and all amounts required to be paid by CB&T to the Agent, or Transferor pursuant to the CB&T Agreement and received by the Servicer, all of the foregoing to be deemed part of "Collections."

                  SECTION 5.4. NEGATIVE COVENANTS OF THE SERVICER. At all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Buyer's Net Investment has been reduced to zero, all Carrying Costs and all other Aggregate Unpaids shall have been paid in full, in cash, unless the Agent shall otherwise consent in writing:

                  (a) NO EXTENSION OR AMENDMENT OF RECEIVABLES. Except as otherwise permitted in Section 6.2 hereof and the Credit Card Guidelines, the Servicer will not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Account related thereto.

                  (b) NO CHANGE IN BUSINESS OR CREDIT CARD GUIDELINES. The Servicer will not make any change in the character of its business or in the Credit Card Guidelines, which change would, in either case, impair the collectibility of any substantial portion of the Receivables or otherwise result in a material adverse effect on the Agent's, Buyer's or any other Owner's interest in the Receivables or the collectibility thereof.

                  (c) MARKETING OR SALE OF ACCOUNTS. The Servicer will not, and will not permit any of its Affiliates to, market for balance transfers any Accounts with respect to which Transferred Interests in Receivables have been conveyed hereunder, except for Accounts with Defaulted Receivables and other credit card accounts, PROVIDED, THAT, such credit card accounts shall constitute Accounts hereunder and the receivables created thereunder shall constitute Receivables hereunder.

                  (d) AMENDMENT TO TRANSACTION DOCUMENTS. The Servicer will not amend, modify, or supplement any Transaction Document to which it is a party or waive any provisions thereof, in each case except with the prior written consent of the Agent, except that no such consent shall be required with respect to any amendment to the Affinity Card Agreement or Facilities Management Agreement; PROVIDED, HOWEVER, that each of the Buyer, each other Owner (by acceptance of its interest in the Transferred Interest) and the Agent agrees that any termination or revocation of, or reduction in, the Letter of Credit (as such term is defined in the Affinity Card Agreement) with the consent of CB&T shall be deemed not to have a material adverse effect on the interests of the Agent, the Buyer or any of the other Owners and shall not require any consent of the Agent or the Administrative Agent (but notice thereof shall be provided to the Agent); nor shall the Servicer take any other action under such Transaction Documents that shall have a material adverse effect on the interests of the Agent, the Buyer, or any of the other Owners or which is inconsistent with the terms of such Transaction Document. The Servicer shall deliver to the Agent promptly copies of all changes or amendments to the Affinity Card Agreement and the Facilities Management Agreement.

                  (e) NO RESCISSION OR CANCELLATION. The Servicer shall not permit any rescission or cancellation of any Receivable except in accordance with the Credit Card

Guidelines or as ordered by a court of competent jurisdiction or other Governmental Authority.

                  (f) PROTECTION OF RIGHTS. The Servicer shall take no action which, nor omit to take any action the omission of which, would impair the rights of the Agent, the Buyer or any other Owner, as the case may be, in any Receivable or the related Account, if any, nor shall it reschedule, revise or defer payments due on any Receivable except in accordance with the Credit Card Guidelines.

                  (g) RECEIVABLE NOT TO BE EVIDENCED BY PROMISSORY NOTES. Except in connection with its enforcement or collection of an Account, the Servicer will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC) and if any Receivable is so evidenced as a result of the Servicer's actions it shall be treated as a Receivable which is subject to
Section 2.9(b) hereof.



                                   ARTICLE VI

                         ADMINISTRATION AND COLLECTIONS

                  SECTION 6.1. APPOINTMENT OF SERVICER. The servicing, administering and collection of the Receivables shall be conducted by such Person (the "Servicer") so designated from time to time in accordance with this
Section 6.1. CompuCredit is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. The Servicer may not, except pursuant to the Affinity Card Agreement, the Facilities Management Agreement or the CB&T Agreement, delegate any of its rights, duties or obligations hereunder, or designate a substitute Servicer, without the prior written consent of the Agent, and provided that the Servicer shall continue to remain solely liable for the performance of the duties as Servicer hereunder notwithstanding any such delegation hereunder. The Agent may, and upon the direction of the Majority Investors the Agent shall, after the occurrence of a Servicer Default designate as Servicer any Person (including itself) to succeed CompuCredit or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof. The Agent may notify any Obligor of the Transferred Interest.

                  SECTION 6.2. DUTIES OF SERVICER.

                  (a) The Servicer shall take or cause to be taken all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit Card Guidelines. Each of the Transferor, the Buyer, the Agent and any other Owners hereby appoints as its agent the Servicer, from time to time designated pursuant to Section 6.1 hereof, to enforce its respective rights and interests in and under the Affected Assets. To the extent permitted by applicable law, each of the Transferor and the existing Servicer hereby grants to any Servicer appointed hereunder an irrevocable power of attorney to take any and all steps in the Transferor's and/or the existing Servicer's name and on behalf of the Transferor or the existing Servicer necessary or desirable, in the reasonable determination of the Servicer, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor's and/or the existing Servicer's name on checks and other instruments representing Collections and enforcing such Receivables and the related Accounts. The Servicer shall set aside for the account of the Transferor and the Agent their respective allocable shares of the Collections of Receivables in accordance with
Section 2.5 hereof. The Servicer shall segregate and deposit to the Agent's account the Agent's allocable share of Collections of Receivables when required pursuant to Article II hereof. The Transferor shall deliver to the Servicer and the Servicer shall hold in trust for the Transferor and the Agent, on behalf of the Buyer and any other Owner, in accordance with their respective interests, all Records which evidence or relate to Receivables or Related Security. The Servicer shall not make the Agent, the Buyer or any other Owner a party to any litigation without the prior written consent of such Person.

                  (b) The Servicer shall, as soon as practicable following receipt thereof, turn over to the Transferor any collections of any indebtedness of any Person which is not on account of a Receivable. The Servicer, if other than the Transferor or CompuCredit or an Affiliate of the Transferor or CompuCredit, shall as soon as practicable upon demand, deliver to CompuCredit all Records in its possession which evidence or relate to indebtedness of an Obligor which is not a Receivable.

                  (c) Notwithstanding anything to the contrary contained in this
Article VI, the Servicer, if not the Transferor, CompuCredit or any Affiliate of the Transferor or CompuCredit, shall have no obligation to collect, enforce or take any other action described in this Article VI with respect to any indebtedness that is not included in the Transferred Interest other than to deliver to the Transferor the collections and documents with respect to any such indebtedness as described in Section 6.2(b) hereof.

                  SECTION 6.3. RIGHTS AFTER DESIGNATION OF NEW SERVICER. At any time following the designation of a Servicer (other than the Transferor, CompuCredit or any Affiliate of the Transferor or CompuCredit) pursuant to
Section 6.1 hereof:

                           (i) The Agent may direct that payment of all amounts
                  payable under any Receivable be made directly to the Agent or its designee.

                           (ii) The Transferor shall, at the Agent's request and
                  at the Transferor's expense, give notice of the Agent's, the Transferor's, Buyer's and/or any other Owners' respective undivided interests in the Receivables to each Obligor and direct that payments be made directly to the Agent or its designee.

                           (iii) The Transferor shall, at the Agent's request,
                  (A) assemble all of the Records, and shall make the same available to the Agent or its designee at a place selected by the Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

                           (iv) The Transferor and the existing Servicer hereby
                  authorize the Agent to take any and all steps in the Transferor's or the existing Servicer's name and on behalf of the Transferor and the existing Servicer necessary or desirable, in the determination of the Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor's or the existing Servicer's name on checks and other instruments representing Collections and enforcing such Receivables and the related Accounts.

                  SECTION 6.4. SERVICER DEFAULT. The occurrence of any one or more of the following events shall constitute a Servicer Default:

                  (a) the Servicer shall fail to make any payment, transfer or deposit required to be made by it hereunder within five Business Days after the date on which it was required to be made hereunder; or

                  (b) the Servicer shall fail duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement, which continues unremedied for a period of 10 days; or the Servicer shall assign or delegate its duties under this Agreement, except as permitted by Section 6.1 hereof; or

                  (c) any representation, warranty, certification or statement made by the Servicer in this Agreement or in any of the other Transaction Documents or in any certificate or report delivered by it pursuant to any of the foregoing shall prove to have been incorrect when made or deemed made, which has a material adverse effect on the rights of the Agent, the Buyer or any other Owner and which continues for a period of 10 days; or

                  (d) any Event of Bankruptcy shall occur with respect to the Servicer.

                  SECTION 6.5. RESPONSIBILITIES OF THE TRANSFEROR. Anything herein to the contrary notwithstanding, the Transferor shall (i) perform all of its obligations under the Accounts related to the Receivables to the same extent as if interests in such Receivables had not been transferred hereunder and the exercise by the Agent, the Buyer and any other Owner of their rights hereunder and under the Receivables Purchase Agreement shall not relieve the Transferor from such obligations and (ii) pay when due any taxes, including without limitation, any sales taxes payable in connection with the Receivables and their creation and satisfaction. Neither the Agent, the Buyer nor any other Owner shall have any obligation or liability with respect to any Receivable or related Accounts, nor shall it be obligated to perform any of the obligations of CAC or the Transferor thereunder.



                                   ARTICLE VII

                               TERMINATION EVENTS

                  SECTION 7.1. TERMINATION EVENTS. The occurrence of any one or more of the following events shall constitute a Termination Event:

                  (a) any representation or warranty made by the Transferor in any Transaction Document shall prove to have been incorrect when made, and as a result of which the interests of the Agent, the Buyer or any other Owner hereunder are materially and adversely affected;

                  (b) any failure by the Transferor to make any payment, transfer or deposit on or before the date such payment, transfer or deposit is required to be made under the terms of this Agreement which continues unremedied for a period of five Business Days;

                  (c) failure on the part of the Transferor duly to observe or perform in any material respect any other covenants or agreements of the Transferor set forth in any Transaction Document and which continues unremedied for a period of 10 days;

                  (d) a failure by the Transferor, CompuCredit or any direct Affiliate thereof to perform any term, provision or condition contained in any agreement to which any such Person is a party and under which any Indebtedness owing by the Transferor, CompuCredit or any direct Affiliate thereof greater than $5,000,000 was created or is governed, regardless of whether such failure constitutes an "event of default" or "default" under any such agreement; or any Indebtedness owing by the Transferor, CompuCredit or any direct affiliate thereof (other than Indebtedness of CompuCredit of the type described in clause
(vi) of the definition of "Indebtedness") greater than $5,000,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof;

                  (e) any Event of Bankruptcy shall occur with respect to the Transferor, CAC, the Account Owner, the Servicer or the Sub-Servicer;

                  (f) the Agent, on behalf of the Buyer and the other Owners, shall, for any reason, fail or cease to have a valid and perfected first priority security interest in the Receivables;

                  (g) a Servicer Default shall have occurred, and as a result of which the interests of the Agent, the Buyer or any other Owner are materially and adversely affected;

                  (h) there shall have occurred any material adverse change in the operations of the Transferor, Servicer or Sub-Servicer, or any other event, which materially adversely affects the Transferor's, Servicer's or Sub-Servicer's ability either to collect upon the Receivables or to perform its obligations under the Transaction Documents;

                  (i) (a) the Liquidity Provider or the Credit Support Provider shall have given notice that an event of default has occurred and is continuing under any of its respective agreements with Buyer; or (b) the Transferor, CAC or any Account Owner is unable for any reason to transfer Receivables in accordance with the provisions of the applicable Transaction Documents; or (c) the Transferor, CAC or any Account Owner for any reason ceases to transfer the Receivables in accordance with the provisions of the applicable Transaction Documents; or (d) a regulatory, tax or accounting body has ordered that the activities of the Buyer, any Liquidity Provider or Credit Support Provider contemplated hereby be terminated or, as a result of any other event or circumstance, the activities of the Buyer, any Liquidity Provider or Credit Support Provider contemplated hereby may reasonably be expected to cause the Buyer, such Liquidity Provider or such Credit Support Provider, the Person then acting as the administrator or the manager for the Buyer, or any of their respective Affiliates, as applicable, to suffer materially adverse regulatory, accounting or tax consequences.

                  (j) the Subordinate Percentage is less than the Required Subordinate Percentage;

                  (k) CB&T or CAC shall default in the performance of any payment or undertaking to be performed or observed by it under the CB&T Agreement, Affinity Card Agreement or the Facilities Management Agreement and such default shall continue beyond any applicable grace period and shall have a material adverse effect on the interests of the Agent, the Buyer or any other Owner;

                  (l) for so long as the Affinity Card Agreement is in effect, the Letter of Credit (as such term is defined in the Affinity Card Agreement) maintained by CompuCredit in favor of CB&T pursuant to Section 3.3 of the Affinity Card Agreement shall, without the consent of CB&T, be terminated, revoked or reduced, or shall be drawn on, and such termination, revocation or reduction shall not have been remedied within five days and, in the case of a drawing, such drawing shall not have been reimbursed within five days;

                  (m) if CB&T is acting as Servicer or Sub-Servicer with respect to the Receivables or the Accounts in any material respect, the rating of the senior unsecured debt of CB&T is downgraded below Baa2 by Moody's or BBB by Standard & Poor's, respectively;

                  (n) CompuCredit Corporation shall at any time fail to own more than 50% of the outstanding voting stock of CompuCredit Acquisition Corporation or CompuCredit Acquisition Corporation shall at any time fail to own more than 50% of the outstanding voting stock of the Transferor;

                  (o) any of Messrs. David G. Hanna, Brett M. Samsky or Richard Gilbert shall cease to be employed by CompuCredit, its Affiliates or agents, and such individual's position shall not be filled within 60 days of such individual's termination of employment or status as an agent by an individual approved by the Agent;

                  (p) the Payment Rate for any Collection Period referenced below shall be equal to or less than the percentage set forth opposite such Collection Period below:

                      COLLECTION PERIOD AFTER CLOSING DATE            PERCENTAGE
                      ------------------------------------            ----------

                      Collection Periods 7 through 9                  3.00%

                      Collection Periods 10 through 15                3.30%

                      Collection Periods 16 through 20                3.50%

                      Collection Periods 21 through 25                3.75%

                      Collection Period 26 and each

                      Collection Period thereafter                    3.85%



                  (q) the Charge-Off Rate for any Collection Period referenced below shall equal or exceed the percentage set forth opposite such Collection Period below:



                     COLLECTION PERIODS AFTER CLOSING DATE            PERCENTAGE
                     -------------------------------------            ----------
                     Collection Period 7                              39%

                     Collection Period 8                              38%

                     Collection Period 9                              37%

                     Collection Period 10                             36%

                     Collection Period 11                             35%

                     Collection Period 12                             34%

                     Collection Period 13                             32%

                     Collection Period 14                             30%

                     Collection Period 15                             29%

                     Collection Period 16                             28%

                     Collection Period 17                             27%


                  (r) the Three-Month Average Charge-Off Rate for any Collection Period referenced below shall equal or exceed the percentage set forth opposite such Collection Period below:


                     COLLECTION PERIOD AFTER CLOSING DATE             PERCENTAGE
                     ------------------------------------             ----------
                     Collection Period 18                             23%

                     Collection Period 19                             23%

                     Collection Period 20                             23%

                     Collection Period 21                             21%

                     Collection Period 22                             21%

                     Collection Period 23                             21%

                     Collection Period 24                             21%

                     Collection Period 25 and each

                     Collection Period thereafter                     17%



                  (s) the Transferor consolidates or merges with or into any other Person, except that the Transferor may merge with or into another Person so long as (a) the surviving entity is either the Transferor or a Subsidiary of CompuCredit, (b) no Termination Event would occur as a result of such merger and
(c) where a Subsidiary of CompuCredit is the surviving entity, such Subsidiary assumes in writing all obligations of the Transferor under the Transaction Documents;

                  (t) CompuCredit consolidates or merges with or into any other Person, except that CompuCredit may merge with or into another Person so long as
(a) the surviving entity is either the Servicer or a Subsidiary of CompuCredit,
(b) no Termination Event would occur as a result of such merger and (c) where a Subsidiary of CompuCredit is the surviving entity, such Subsidiary assumes in writing all obligations of CompuCredit under the Transaction Documents;

                  (u) any failure by CompuCredit to perform any term, provision or condition of the Guaranty and, in the case of its failure to make a payment under the Guaranty, such payment equals or exceeds $500,000 individually or in the aggregate;

                  (v) the amount on deposit in the Reserve Account on any date shall be less than the Required Reserve Account Amount; or

                  (w) an Event of Default (as such term is defined in the Cargill Purchase Agreement) under Section 7.1(a) of the Cargill Purchase Agreement shall have occurred and be continuing if at such time the Senior Amounts (as such term is defined in the Cargill Purchase Agreement) have been paid in full and the Termination Date has not occurred.

                  SECTION 7.2. TERMINATION.

                  (a) Upon the occurrence of any Termination Event, the Agent may, or at the direction of the Majority Owners shall, by notice to the Transferor and the Servicer declare the Termination Date to have occurred; PROVIDED, HOWEVER, that in the case of any event described in Section 7.1(e), 7.1(f), or 7.1(v) above, the Termination Date shall be deemed to have occurred automatically upon the occurrence of such event unless such Termination Event shall have been waived by the Majority Investors. Upon any such declaration or automatic occurrence, the Agent shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, all of which rights shall be cumulative.

                  (b) At all times after the declaration or automatic occurrence of the Termination Date pursuant to Section 7.2(a), the Base Rate plus 2.00% shall be the Applicable Rate applicable to the Net Investment.

                  (c) Upon the occurrence of a Termination Event, unless waived by the Agent, the Transferor shall have the option of repurchasing the Transferred Interest by payment to the Agent of the sum of (a) the Net Investment and (b) (without duplication) all other Aggregate Unpaids as of the date of any such repurchase.

                  (d) Any waiver of a Termination Event under this Section (or any other waiver under this Agreement) may be made upon written notice to the Transferor for any period of time specified by the Agent, or may be a permanent waiver. In the event that any such period is specified, the Agent may, in its sole discretion upon written notice to the Transferor, extend such waiver for a further period or periods, or upon written notice to the Transferor may declare a Termination Event after any such period has expired, all without prejudice to its further rights and remedies hereunder.

                  SECTION 7.3. OPTIONAL REPURCHASE.

                  (a) On any day occurring on or after the date on which the Net Investment is reduced to 10% or less of the Initial Net Investment at any time on or after the Closing Date, the Transferor may, at its option, purchase the Net Investment at a purchase price equal to (i) if such day is a Remittance Date, the applicable Reassignment Amount for such Remittance Date or (ii) if such day is not a Remittance Date, the applicable Reassignment Amount for the Remittance Date following such day.

                  (b) The Transferor shall give the Servicer and the Agent at least 30 days prior written notice of the date on which the Transferor intends to exercise such purchase option. Not later than 11:00 a.m., New York City time, on such day the Transferor shall deposit the applicable Reassignment Amount into the Collection Account in same day funds. Such purchase option is subject to payment in full of the applicable Reassignment Amount. Following the deposit of the applicable Reassignment Amount into the Collection Account in accordance with the foregoing, the Net Investment shall be reduced to zero and the Buyer shall have no further interest in the Receivables. The Reassignment Amount shall be distributed as set forth in accordance with the priorities set forth in
Section 2.5.

                                  ARTICLE VIII

                   INDEMNIFICATION; EXPENSES; RELATED MATTERS

                  SECTION 8.1. INDEMNITIES BY THE TRANSFEROR. (a) Without limiting any other rights which the Agent, the Buyer or any other Owner may have hereunder or under applicable law, the Transferor hereby agrees to indemnify the Buyer, each other Owner, the Agent, the Administrative Agent, the Liquidity Provider and the Credit Support Provider and any successors and permitted assigns and any of their respective officers, directors and employees (collectively, "Indemnified Parties") from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation, reasonable and actual attorneys' fees (which such attorneys may be employees of the Liquidity Provider, the Credit Support Provider, the Agent or the Administrative Agent, as applicable) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them in any action or proceeding between the Transferor or CompuCredit (including, in its capacity as the Servicer) and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Agreement, the other Transaction Documents, the ownership or maintenance, either directly or indirectly, by the Agent, the Buyer or any other Owner of the Transferred Interest or any of the other transactions contemplated hereby or thereby, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of an Indemnified Party, (ii) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables, (iii) Indemnified Amounts specifically excluded from coverage under Sections 8.2, 8.3 and 8.4 and (iv) Taxes and Excluded Taxes. Without limiting the generality of the foregoing, the Transferor shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

                  (i) any representation or warranty made by the Transferor or any officers of the Transferor under or in connection with this Agreement, the Receivable Purchase Agreement, any of the other Transaction Documents, any Monthly Servicer Report or any other information or report delivered by the Transferor or the Servicer pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made;

                  (ii) the failure by the Transferor to comply with any applicable law, rule or regulation with respect to any Receivable or the related Account, or the nonconformity of any Receivable or the related Account with any such applicable law, rule or regulation;

                  (iii) the failure to vest and maintain vested in the Agent, on behalf of the Buyer and the other Owners, an undivided first priority, perfected security interest (to the extent of the Transferred Interest) in the Affected Assets free and clear of any

Adverse Claim (except as may be expressly permitted under the Transaction Documents);

                  (iv) the failure to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any of the Affected

                  (v) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Account not being the legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity)), or any other claim resulting from the sale of merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                  (vi) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Receivable;

                  (vii) the failure by the Transferor to comply with any term, provision or covenant contained in this Agreement or any of the other Transaction Documents to which it is a party or to perform any of its respective duties under the Accounts;

                  (viii) any repayment by any Indemnified Party of any amount previously distributed in reduction of the Net Investment which such Indemnified Party believes in good faith is required to be made;

                  (ix) the commingling by the Transferor or the Servicer of Collections of Receivables at any time with other funds;

                  (x) any investigation, litigation or proceeding related to this Agreement, any of the other Transaction Documents, the use of proceeds of Transfers by the Transferor, the interests in the Transferred Interests, or any Receivable or Related Security;

                  (xi) any inability to obtain any judgment in or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Transferor to qualify to do business or file any notice of business activity report or any similar report;

                  (xii) any failure of the Transferor to give reasonably equivalent value to CAC in consideration of the purchase by the Transferor from CAC of any Receivable, or any attempt by any Person to void, rescind or set-aside any such transfer under statutory provisions or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code; or

                  (xiii) any action taken by the Transferor in the enforcement or collection of any Receivable.

                  PROVIDED, HOWEVER, that if the Buyer enters into agreements for the purchase of interests in receivables from one or more Other Transferors, Buyer shall allocate such Indemnified Amounts which are in connection with the Liquidity Provider Agreement, the Credit Support Agreement or the credit support furnished by the Credit Support Provider to the Transferor and each Other Transferor; and PROVIDED, FURTHER, that if such Indemnified Amounts are attributable to the Transferor or the Servicer and not attributable to any Other Transferor, the Transferor shall be solely liable for such Indemnified Amounts or if such Indemnified Amounts are attributable to Other Transferors and not attributable to the Transferor or the Servicer, such Other Transferors shall be solely liable for such Indemnified Amounts.

                  (b) PROCEDURES. Promptly after receipt by an Indemnified Party under Section 8.1 of written notice of any damage, loss or expense in respect of which indemnity may be sought hereunder by it, such Indemnified Party will, if a claim is to be made against the Transferor, notify the Transferor thereof in writing; but the omission so to notify the Transferor will not relieve the Transferor from any liability (otherwise than under this Section 8.1) which it may have to any Indemnified Party except as may be required or provided otherwise than under this Section 8.1. Thereafter, the Indemnified Party and the Transferor shall consult, to the extent appropriate, with a view to minimizing the cost to the Transferor of its obligations hereunder. In case any Indemnified Party receives written notice of any damage, loss or expense in respect of which indemnity may be sought hereunder by it and it notifies the Transferor thereof, the Transferor will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, to assume the defense thereof, with counsel reasonably satisfactory at all times to such Indemnified Party; PROVIDED, HOWEVER, that if the parties against which any damage, loss or expense arises include both the Indemnified Party and the Transferor and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it or other Indemnified Parties which are different from or additional to those available to the Transferor and may conflict therewith, the Indemnified Party or Parties shall have the right to select one separate counsel for such Indemnified Party or Parties to assume such legal defenses and otherwise to participate in the defense of such damage, loss or expenses on behalf of such Indemnified Party or Parties. Upon receipt of notice from the Transferor to such Indemnified Party of its election to assume the defense of such damage, loss or expense and approval by the Indemnified Party of counsel, the Transferor shall not be liable to such Indemnified Party under this Section 8.1 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof unless (i) the Indemnified Party shall have employed such counsel in connection with assumption of legal defenses in accordance with the proviso to the next preceding sentence, (ii) the Transferor shall not have employed and continued to employ counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action or (iii) the Transferor shall have authorized the employment of counsel for the Indemnified Party at the expense of the Transferor.

                  (c) Notwithstanding any other provisions contained in this
Section 8.1, (i) the Transferor shall not be liable for any settlement, compromise or consent to the entry of any order adjudicating or otherwise disposing of any damage, loss, or expense effected without its consent and (ii) after the Transferor has assumed the defense of any damage, loss or expense under Section 8.1 with respect to any Indemnified Party, it will not settle, compromise or consent to entry of any order adjudicating or otherwise disposing thereof (1) if such settlement, compromise or order involved the payment of money damages except if the Transferor agrees with such Indemnified Party to pay such money damages and, if not simultaneously paid, to furnish such Indemnified Party with satisfactory evidence of its ability to pay such money damages, (2) if such settlement, compromise or order involves any relief against such Indemnified Party, other than the payment of money damages, except with the prior written consent of such Indemnified Party and (3) if such settlement, compromise or order does not provide a full release of the Indemnified Party, without the prior written consent of such Indemnified Party.

                  (d) Each Indemnified Party shall use its good faith efforts to mitigate, reduce or eliminate any losses, expenses or claims for indemnification pursuant to this Section 8.1.

                  SECTION 8.2. INDEMNITY FOR TAXES, RESERVES AND EXPENSES. (a) If after the date hereof, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Governmental Authority charged with the administration, interpretation or application thereof, or the compliance with any directive of any Governmental Authority (in the case of any bank regulatory guideline, whether or not having the force of Law):

                  (i) shall subject any Indemnified Party to any tax, duty or other charge (other than Excluded Taxes) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder, under the Liquidity Provider Agreement, the Credit Support Agreement or the credit support furnished by the Credit Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest or the Receivables (except for changes in the rate of general corporate, franchise, net income or other income tax imposed on such Indemnified Party;

                  (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder, under the Liquidity Provider Agreement, the Credit Support Agreement or the credit support provided by the Credit Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest or the Receivables; or

                  (iii) other than Taxes or Excluded Taxes, imposes upon any Indemnified Party any other expense (including, without limitation, reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder under the Liquidity Provider Agreement, the Credit Support Agreement or the credit support furnished by the Credit Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interests or the Receivables; and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables, the obligations hereunder, the funding of any purchases hereunder, the Liquidity Provider Agreement, the Credit Support Agreement, or the credit support provided by the Credit Support Provider by an amount deemed by such Indemnified Party to be material, then, within ten (10) days after demand by such Indemnified Party through the Agent, the Transferor shall pay to the Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party for such increased cost or reduction.

                  (b) If any Indemnified Party shall have determined that after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Governmental Authority, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such

Governmental Authority, has or would have the effect of reducing the rate of return on capital of such Indemnified Party as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, within ten (10) days after demand by such Indemnified Party through the Agent, the Transferor shall pay to the Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction.

                  (c) The Buyer and each other Owner will promptly notify the Agent and the Agent will promptly notify the Transferor of any event of which it has knowledge, occurring after the date hereof, which will entitle an Indemnified Party to compensation pursuant to this Section 8.2, provided, that any failure by any such Person to deliver any such notice shall not impair or affect in any manner the Transferor's obligations under this Section. A notice by the Agent or the applicable Indemnified Party claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error, provided that such determinations and allocations are made in good faith and on a reasonable basis, reasonable written evidence (including an explanation of the applicable regulatory change and a reasonably detailed computation of an accounting for any amounts demanded) of which shall be provided to the Transferor upon request. In determining such amount, the Agent or any applicable Indemnified Party may use any reasonable averaging and attributing methods.

                  (d) Each Indemnified Party agrees that it will use reasonable efforts to reduce or eliminate any claim for indemnity pursuant to this Section
8.2 including, subject to applicable law, a change in the funding office of such Indemnified Party; provided, however, that nothing contained herein shall obligate any Indemnified Party to take any action that imposes on such Indemnified Party any additional costs or legal or regulatory burdens which such Indemnified Party reasonably considers material, nor which, in such Indemnified Party's reasonable opinion, would have an adverse effect on its business, operations or financial condition.

                  (e) In determining amounts indemnified against under this
Section 8.2, the parties shall take into account any Tax benefits to the Indemnified Party of the payment of Tax and the receipt of the indemnity provided for this Section 8.2.

                  (f) Anything in this Section 8.2 to the contrary notwithstanding, if Buyer enters into agreements for the acquisition of interests in receivables from one or more Other Transferors, Buyer shall allocate the liability for any amounts under this Section 8.2 which are in connection with the Liquidity Provider Agreement, the Credit Support Agreement or the credit support provided by the Credit Support Provider ("Section 8.2 Costs") to the Transferor and each Other Transferor; provided, however, that if such Section 8.2 Costs are attributable to the Transferor, CAC or the Servicer and not attributable to any Other Transferor, the Transferor shall be solely liable for such Section 8.2 Costs or if such Section 8.2 Costs are attributable to Other Transferors and not attributable to the Transferor, CAC or the Servicer, such Other Transferors shall be solely liable for such Section 8.2 Costs.

                  (g) Each Indemnified Party agrees to promptly notify the Transferor if such Person receives notice of any potential tax assessment by any federal, state or local tax authority for which the Transferor may be liable pursuant to Section 8.2 or 8.3 hereof. Each Indemnified Party further agrees that the Transferor shall bear no cost (including costs relating to penalties and interest) relating to the failure of such Person to file in a timely manner any tax returns required to be filed by such Person in accordance with applicable statutes and regulations.

                  SECTION 8.3. TAXES. All payments made hereunder by the Transferor, CompuCredit or the Servicer (each, a "payor") to the Buyer, any Owner or the Agent (each, a "recipient") shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and any other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority on any recipient (or any assignee of such parties), but excluding (i) income and withholding taxes (including, without limitation, branch profits taxes, minimum taxes and taxes computed under alternative methods, at least one of which is based on net income) and franchise taxes that are based on net income or any other tax upon or measured by income or gross receipts imposed on a recipient, in each case as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and such recipient (including, without limitation, withholding taxes attributable to the treatment of the recipient as having "effectively connected taxable income" within the meaning of
Section 1446(c) of the Code); (ii) any taxes, levies, imposts, duties, charges, or fees that would not have been imposed but for the failure by such recipient to provide and keep current certification or other documentation required to qualify for an exemption from or reduced rate thereof; and (iii) any taxes, levies, imposts, duties, charges, or fees imposed as a result of change by any recipient of the office in which any purchase hereunder is made, accounted for or booked other than those Taxes that would have been applicable if such office had not been changed, including any such change pursuant to any Requirement of Law and any change in circumstances which, in the good faith judgment of the recipient and the Transferor leaves such recipient no practicable alternative except to change such office or as a result of the sale, transfer or assignment by any recipient of its interest hereunder (all such exclusions being herein called "Excluded Taxes" and all such non-excluded taxes, levies, imposts, duties, charges, or fees being hereinafter called "Taxes"). In the event that any withholding or deduction from any payment made by the payor hereunder is required in respect of any Taxes then such payor shall:

                  (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                  (b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

                  (c) pay to the recipient such additional amount or amounts as is necessary to ensure that the net amount actually received by the recipient will equal the full amount such recipient would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against any recipient with respect to any payment received by such recipient hereunder, the recipient may pay such Taxes and the payor will promptly pay such additional amounts (including any penalties, interest or expenses) as shall be necessary in order that the net amount received by the recipient after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such recipient would have received had such Taxes not been asserted.

                  If the payor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the recipient the required receipts or other required documentary evidence, the payor shall indemnify the recipient for any incremental Taxes, interest, or penalties that may become payable by any recipient as a result of any such failure.

                  SECTION 8.4. OTHER COSTS, EXPENSES AND RELATED MATTERS. (a) The Transferor agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save the Buyer, any other Owner and the Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, attorneys', accountants' and other third parties' fees and expenses, any filing fees and expenses incurred by officers or employees of the Buyer, any other Owner and/or the Agent or intangible, documentary or recording taxes incurred by or on behalf of the Buyer, any other Owner and the Agent) (i) in connection with the negotiation, execution, delivery and preparation of this Agreement, the other Transaction Documents and any documents or instruments delivered pursuant hereto and thereto and the transactions contemplated hereby or thereby (including, without limitation, the perfection or protection of the Transferred Interest), and (ii) from time to time (a) relating to any amendments, waivers or consents under this Agreement and the other Transaction Documents, (b) arising in connection with the Buyer's, any other Owner's, the Agent's or the enforcement or preservation of rights (including, without limitation, the perfection and protection of the Transferred Interest under this Agreement), or (c) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement or any of the other Transaction Documents (all of such amounts, collectively, "Transaction Costs").

                  (b) The Transferor shall pay the Agent, for the account of Buyer and the other Owner, as applicable, on demand any Early Collection Fee due on account of the reduction of the Net Investment on a day other than the last day of a funding period.


                  SECTION 8.5. AMOUNTS LIMITED TO AVAILABLE FUNDS. Notwithstanding anything else in this Agreement to the contrary, the obligations of the Transferor under this Article VIII shall be payable hereunder solely to the extent funds are available therefor and, to the extent such funds are insufficient or unavailable to pay any amounts owing by the Transferor pursuant to this Article VIII, it shall not constitute a claim against the Transferor.

                  SECTION 8.6. INDEMNIFICATION BY SERVICER. (a) The Servicer shall indemnify and hold harmless the Indemnified Parties from and against any loss, liability, expense, damage or injury suffered or sustained by reason of willful misfeasance, bad faith, or negligence in the performance of the duties of the Servicer or by reason of reckless disregard of obligations and duties of the Servicer hereunder or by reason of any acts, omissions or alleged acts or omissions of the Servicer pursuant to this Agreement; provided, however, that the Servicer shall not indemnify any such Indemnified Party for any such loss, liability, expense, damage or injury suffered or sustained by reason of any action taken or omitted at the written request of such Indemnified Party; and PROVIDED, FURTHER, that the Servicer shall not indemnify any such Indemnified Party for any such loss, liability, expense, damage or injury incurred with respect to any action taken by such Indemnified Party constituting fraud, gross negligence, breach of fiduciary duty or willful misconduct, with respect to the uncollectibility of the Receivables or with respect to any federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by any such Indemnified Party in connection herewith to any taxing authority. The Servicer shall not be liable for acts or omissions of any successor Servicer. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

                  (b) Promptly after receipt by an Indemnified Party under
Section 8.6 of written notice of any damage, loss or expense in respect of which indemnity may by sought hereunder by it, such Indemnified Party will, if a claim is to be made against the Servicer, notify the Servicer thereof in writing; but the omission so to notify the Servicer will not relieve the Servicer from any liability (otherwise than under this Section 8.6) which it may have to any Indemnified Party except as may be required or provided otherwise than under this Section 8.6. Thereafter, the Indemnified Party and the Servicer shall consult, to the extent appropriate, with a view to minimizing the cost to the Servicer of its obligations hereunder. In case any Indemnified Party receives written notice of any damage, loss or expense in respect of which indemnity may be sought hereunder by it and it notifies the Servicer thereof, the Servicer will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, to assume the defense thereof, with counsel reasonably satisfactory at all times to such Indemnified Party; provided, however, that if the parties against which any damage, loss or expense arises include both the Indemnified Party and the Servicer and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it or other Indemnified Parties which are different from or additional to those available to the Servicer and may conflict therewith, the Indemnified Party or parties shall have the right to select one separate counsel for such Indemnified Party or parties to assume such legal defenses and otherwise to participate in the defense of such damage, loss or expenses on behalf of such Indemnified Party or parties. Upon receipt of notice from the Servicer to such Indemnified Party of its election as to assume the defense of such damage, loss, or expense and approval by the Inemnified Party of counsel, the Servicer shall not be liable to such Indemnified Party under this
Section 8.6 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof unless (i) the Indemnified Party shall have employed such counsel in connection with assumption of legal defenses in accordance with the proviso to the next preceding sentence,
(ii) the Servicer shall not have employed and continued to employ counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action or
(iii) the Servicer shall have authorized the employment of counsel for the Indemnified Party at the expense of the Servicer.

          (c) Notwithstanding any other provisions contained in this Section 8.6, (i) the Servicer shall not be liable for any settlement, compromise or consent to the entry of any order adjudicating or otherwise disposing of any damage, loss, or expense effected without its consent and (ii) after the Servicer has assumed the defense of any damage, loss or expense under Section 8.6(b) with respect to any Indemnified Party, it will not settle, compromise or consent to entry of any order adjudicating or otherwise disposing thereof (1) if such settlement, compromise or order involved the payment of money damages except if the Servicer agrees with such Indemnified Party to pay such money damages and, if not simultaneously paid, to furnish such Indemnified Party with satisfactory evidence of its ability to pay such money damages, (2) if such settlement, compromise or order involves any relief against such Indemnified Party, other than the payment of money damages, except with the prior written consent of such Indemnified Party and (3) if such settlement, compromise or order does not provide a full release of the Indemnified Party, without the prior written consent of such Indemnified Party.


                                   ARTICLE IX



                                    THE AGENT

                  SECTION 9.1. AUTHORIZATION AND ACTION. The Buyer and each other Owner hereby irrevocably appoints and authorizes the Agent to act as its agent under this Agreement and the other Transaction Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other

Transaction
Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 9.5 and the first sentence of Section 9.6 hereof shall include its affiliates and its own and its affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for the Buyer or any other Owner; (b) shall not be responsible to the Buyer or any other Owner for any recital, statement, representation or warranty (whether written or oral) made in or in connection with any Transaction Document or any certificate or other document referred to or provided for in, or received by any of them under, any Transaction Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Transaction Document, or any other document referred to or provided for therein or for any failure by any of the Transferor, CAC, CompuCredit or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any of the Transferor, CAC or the Servicer or the satisfaction of any condition or to inspect the property (including the books and records) of any of the Transferor, CAC or the Servicer or any of their Subsidiaries or Affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Transaction Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Transaction Document, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

                  SECTION 9.2. AGENT'S RELIANCE, ETC. The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any of the Transferor, CAC or CompuCredit), independent accountants, and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Investors, and such instructions shall be binding on the Buyer and all of the other Owners; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Transaction Document or applicable law or unless it shall first be indemnified to its satisfaction by the other Owners against any and all liability and expense which may be incurred by it by reason of taking any such action.

                  SECTION 9.3. TERMINATION EVENTS. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Potential Termination Event or a Termination Event unless the Agent has received written notice from a Buyer, any other

Owner or the Transferor specifying such Potential Termination Event or Termination Event and stating that such notice is a "Notice of Termination Event". In the event that the Agent receives such a notice of the occurrence of a Potential Termination Event or Termination Event, the Agent shall give prompt notice thereof to the Buyer and any other Owners. The Agent shall (subject to Section 9.2 hereof) take such action with respect to such Potential Termination Event or Termination Event as shall reasonably be directed by the Majority Investors, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Termination Event or Termination Event as it shall deem advisable in the best interest of the Buyer and any other Owners.

                  SECTION 9.4. AGENTS AND AFFILIATES. To the extent that the Agent or any of its Affiliates shall become an Owner hereunder, the Agent or such Affiliate, in such capacity, shall have the same rights and powers under this Agreement as would any Owner hereunder and may exercise the same as though it were not the Agent. The Agent and its Affiliates may generally engage in any kind of business with the Transferor or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Transferor or any Obligor or any of their respective Affiliates, all as if it were not the Agent hereunder and without any duty to account therefor to the Owners.

                  SECTION 9.5. INDEMNIFICATION OF THE AGENT. The Owners agree to indemnify the Agent (to the extent not reimbursed by the Transferor), ratably in accordance with their Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent (including by the Buyer or any other Owner) in any way relating to or arising out of this Agreement or any other Transaction Document or the transactions contemplated thereby or any action taken or omitted by the Agent under this Agreement or any other Transaction Document, provided that no other Owners shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person indemnified. Without limitation of the foregoing, the other Owners agree to reimburse the Agent, ratably in accordance with their Pro Rata Shares, promptly upon demand for any out-of-pocket expenses (including attorneys' fees) incurred by the Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the other Owners hereunder and/or thereunder and to the extent that the Agent is not reimbursed for such expenses by the Transferor. The agreements contained in this Section shall survive payment in full of the Buyer's Net Investment and all other amounts payable under this Agreement.

                  SECTION 9.6. NON-RELIANCE. Each of the Buyer and each other Owner agrees that it has, independently and without reliance on the Agent or the Buyer or any other Owner, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Transferor, CAC, CompuCredit, CB&T and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent, the Buyer or any other Owner, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Transaction Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Buyer and the other Owners by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any party hereunder with any credit or other information concerning the affairs, financial condition, or business of any of the Transferor, CAC, CompuCredit, CB&T or any of their Subsidiaries or Affiliates that may come into the possession of the Agent or any of its Affiliates.

                  SECTION 9.7. RESIGNATION OF AGENT. The Agent may resign at any time by giving notice thereof to the Buyer, any other Owners and the Transferor. Upon any such resignation, the Majority Investors shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Investors and shall have accepted such appointment within thirty
(30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Buyer and any other Owner, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                  SECTION 9.8. PAYMENTS BY THE AGENT. Unless specifically allocated to an Owner, pursuant to the terms of this Agreement, all amounts received by the Agent on behalf of the Owners shall be paid by the Agent to the Owners (at their respective accounts specified in writing to the Agent) in accordance with their respective related interests in the Net Investment on the Business Day received by the Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Agent shall use its reasonable efforts to pay such amounts to the Owners on such Business Day, but, in any event, shall pay such amounts to the Owners in accordance with their respective related pro rata interests in the Net Investment not later than the following Business Day.

                  SECTION 9.9. UCC FILINGS. The Owners and the Transferor expressly recognize and agree that the Agent may be listed as the assignee or secured party of record on the various UCC filings required to be made hereunder in order to perfect the transfer of the Transferred Interest from the Transferor to the Owners, that such listing shall be for administrative convenience only in creating a record or nominee owner to take certain actions hereunder on behalf of the Owners and that such listing will not affect in any way the status of the Owners as the beneficial owners of their respective interests in the Transferred Interest. In addition, such listing shall impose no duties on the Agent other than those expressly and specifically undertaken in accordance with this ARTICLE IX.



                                    ARTICLE X



                        GUARANTY AND GUARANTOR COVENANTS

                  SECTION 10.1. GUARANTY. In consideration of, and in order to induce the Buyer, any other Owner and the Agent to enter into this Agreement and to accept the Transfers hereunder, the Guarantor hereby unconditionally and irrevocably guarantees to the Buyer, any other Owner, the Agent, Liquidity Provider and Credit Support Provider and their respective successors and assigns, the due and punctual performance and payment by the Transferor, of all representations and warranties, covenants, agreements, terms, conditions and indemnities to be performed and observed by the Transferor under this Agreement, including, without limitation, the due and punctual payment of all sums which are or may become due and owing by the Transferor under the terms and provisions of this Agreement; PROVIDED, HOWEVER, that the Guarantor shall not bear any recourse for losses on Receivables with respect to which the Obligors have failed to make payments and, notwithstanding any other provision of this Section 10.1, if the Transferor is unable to pay, as a result of Obligors' failing to make payment on Receivables, any amount of the Buyer's Net Investment or any amount constituting Carrying Costs, then CompuCredit shall not be liable for such amounts (except for amounts with respect to the breach of any of the Transferor's obligations under Article VIII hereunder or of any of its representations or warranties or other covenants and indemnifications hereunder). In no event shall CompuCredit be liable for the nonperformance, nonobservance or failure to pay by any Person other than the Transferor.

                  SECTION 10.2. WAIVERS. (a) The Guarantor hereby waives promptness, diligence and notice of acceptance of the guaranty made in Section
10.1 (the "Guaranty") of any action taken or omitted in reliance hereon or of any default in the payment of any such sums or in the performance of any covenants, agreements, terms, conditions and any demand, protest or other notice of any kind. The Guarantor expressly waives the right to require any party to protect, secure, perfect, insure, proceed against or exhaust any collateral in which a security interest, lien, mortgage or like encumbrance has been granted by the Transferor as security for the payment of any sums due hereunder or to exhaust any right or take any action against the Transferor or any other Person or any collateral.

                  (b) The obligations of the Guarantor under this Guaranty constitute a present and continuing guaranty of payment and not of collectibility and all payments made by the Guarantor hereunder will be made without set-off, counterclaim or other defense. The obligations of the Guarantor under this Guaranty shall be absolute and unconditional and shall not be subject to any counterclaim, set-off, deduction or defense. This Guaranty shall remain in full force and effect without regard to and shall not be released, discharged or in any way affected or impaired by any thing, event, happening, matter, circumstance or condition whatsoever, whether or not the Guarantor shall have any knowledge or notice thereof or consent thereto, including, without limitation: (i) any amendment or modification of or supplement to any Transaction Documents, assignment or transfer of any interest of the Buyer, any other Owner or Agent therein, including, without limitation, any renewal or extension of the terms of payment of any sums due or contingently due hereunder or the granting of time in respect of any payment, any furnishing or acceptance of security or any release of any security so furnished or accepted for any sum due or contingently due hereunder; (ii) any waiver, consent, extension, granting of time, forbearance, indulgence or other action or inaction under or in respect of any Transaction Document or any exercise or no exercise of any right, remedy or power in respect thereof; (iii) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceedings with respect to the Guarantor, Transferor or any other Person, or the properties or creditors thereof; (iv) the occurrence of any Termination Event under this Agreement, or any invalidity, illegality or any unenforceability of, or any misrepresentation, irregularity or other defect in, any provision of any Transaction Document; (v) any transfer or purported transfer, any consolidation or merger of the Transferor or any other Person with or into any other corporation or entity, or any change whatsoever in the objects, capital structure, constitution or business of the Transferor or any other Person; (vi) any failure on the part of the Transferor or any other Person to perform or comply with any term of any Transaction Document; (vii) any suit or other action brought by any creditors of the Transferor for any reason hatsoever, including, without limitation, any suit or action in any way attacking or involving any Transaction Document or (viii) any limitation contained in Section 8.5 hereof.

                  SECTION 10.3. REINSTATEMENT. The obligations of the Guarantor in respect of this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment in respect of any obligations guaranteed hereunder is rescinded or must otherwise be returned by any of the parties in whose favor this Guaranty is being made upon the insolvency, bankruptcy or reorganization of the Transferor or otherwise, all as though such payment had not been made.

                  SECTION 10.4. SUBROGATION. If the Guarantor shall make any payment due in respect of this Guaranty, it shall to the extent permitted by applicable law, be subrogated to the rights of the party in respect of which such payment was made; provided however, that such rights of subrogation and all indebtedness and claims arising therefrom shall be, and the Guarantor hereby declares that they are, and shall at all times be, in all respects subordinate and junior to all sums due or contingently due under the Transaction Documents. The Guarantor hereby agrees that the foregoing right of subrogation shall not be effective until, and that it shall not be entitled to receive any payment, under any condition, in respect of any such subrogated claim unless and until, all sums which may become due, or are stated in the Transaction Documents to become due, shall have become due, shall have been paid in full or funds for their payment shall have been duly and sufficiently provided.

                  SECTION 10.5. NET WORTH RATIO. The Guarantor agrees that, at all times during the period referred to in the first paragraph of Section 5.2 hereof, the ratio of (a) its tangible net worth (equal to shareholders' equity according to GAAP minus any write-up in the book value of assets resulting from the revaluation thereof subsequent to the date hereof minus treasury stock minus patents, copyrights, trademarks or goodwill and other like intangibles, excluding capitalized software not in excess of $4,000,000) to (b) total assets managed by the Guarantor (determined, with respect to the Receivables and other credit card receivables acquired by the Guarantor or any Affiliate of the Guarantor, based on the purchase price paid with respect to the Receivables pursuant to the Sale and Purchase Agreement with respect to the Receivables and any other similar purchase agreement with respect to any other credit card receivables) shall not be less than .08:1.

                  SECTION 10.6. FINANCIAL REPORTING. CompuCredit will maintain, a system of accounting established and administered in accordance with GAAP, and will furnish to the Agent:

                        (i) ANNUAL REPORTING. (A) Within one hundred five (105) days after the close of CompuCredit's fiscal year, (beginning with the fiscal year ending in 1998) audited financial statements, prepared in accordance with GAAP on a consolidated basis for CompuCredit, including balance sheets as of the end of such period, related statements of operations, shareholder's equity and cash flows, accompanied by an unqualified audit report certified by independent certified public accountants, which accountants shall be acceptable to the Agent, prepared in accordance with GAAP and, upon the Agent's request, any management letter prepared by said accountants and accompanied by a certificate of said accountants that CompuCredit is in compliance with its agreement set forth in Section 10.5 or, if CompuCredit is not in compliance with such agreement, stating the nature and status thereof and showing the computation of the financial ratios and restrictions set forth in Section 10.5.

                        (ii) QUARTERLY REPORTING. Within sixty (60) days after the close of the first three quarterly periods of CompuCredit's fiscal year, for CompuCredit consolidated unaudited balance sheets (excluding financial footnotes) as at the close of each such period and consolidated related statements of operations, shareholder's equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, and showing the computation of each of the financial ratios and restrictions set forth in Section

         10.5 all certified by its chief financial officer, chairman, president, treasurer or any executive vice president.

                        (iii) COMPLIANCE CERTIFICATE. Together with the financial statements required hereunder, a compliance certificate signed by the chief financial officer, chairman, president, treasurer or any executive vice president of CompuCredit stating that the attached financial statements (except for the financial footnotes excluded in clause (ii) above) have been prepared in accordance with GAAP and, to the best of such person's knowledge, accurately reflect the financial condition of CompuCredit, and showing compliance with, the financial ratios and restrictions set forth in Section 10.5.

                        (iv) SHAREHOLDERS STATEMENTS AND REPORTS. Promptly upon the furnishing thereof to the shareholders of CompuCredit, copies of all financial statements, reports and proxy statements so furnished.

                        (v) S.E.C._FILINGS. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which CompuCredit files with the Securities and Exchange Commission.

                  SECTION 10.7. NOTICES. CompuCredit shall promptly notify the Agent of (i) a Termination Event or (ii) CB&T's failure to observe, keep or perform any material term, condition, covenant, representation or warranty of the Facilities Management Agreement or the Affinity Card Agreement, in each case, of which it has knowledge.

                  SECTION 10.8. SUB-SERVICING FEE. On the last day of any Collection Period, the Servicer shall pay to the Agent, for the benefit of the Buyer and any other Owner, as applicable, the amount of any Sub-Servicing Fee retained by the Sub-Servicer during such Collection Period in excess of one-twelfth of the product of (i) 4% per annum and (ii) the average daily Principal Receivables during such Collection Period. Such amount shall be paid by the Servicer in same day funds to the Collection Account, to be distributed on the next Remittance Date in accordance with Section 2.5 hereof.

                  SECTION 10.9. CO-BENEFICIARY DESIGNATIONS. By no later than 30 days after the Closing Date, CompuCredit shall cause (and shall furnish the Agent with evidence demonstrating) the Agent to be designated a co-insured party on the fidelity bond insurance policy obtained by CompuCredit covering losses from employee, officer and director theft, fraud, misappropriation, and embezzlement, for all employees, officers and directors of CompuCredit, in the amount of at least $12.5 million.

                                   ARTICLE XI



                                  MISCELLANEOUS

                  SECTION 11.1. TERM OF AGREEMENT. This Agreement shall terminate on the date following the Termination Date upon which the Buyer's Net Investment has been reduced to zero, all Carrying Costs have been paid in full and all other Aggregate Unpaids have been paid in full, in each case, in cash; provided, however, that (i) the rights and remedies of the Agent, Buyer, other Owner and the Administrative Agent with respect to any representation and warranty made or deemed to be made by the Transferor pursuant to this Agreement,
(ii) the indemnification and payment provisions of Article VIII, and (iii) the agreement set forth in Section 11.9 hereof, shall be continuing and shall survive any termination of this Agreement.

                  SECTION 11.2. WAIVERS; AMENDMENTS. (a) No failure or delay on the part of the Agent, the Buyer, the Administrative Agent or any other Owner in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.

                  (b) Any provision of this Agreement or any other Transaction Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Transferor, the Servicer, the Buyer and the Majority Owners (and, if Article IX or the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by each other Owner directly affected thereby, (i) increase the Commitment of any other Owner, (ii) reduce the Buyer's Net Investment or rate of interest to accrue thereon or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled distribution in respect of the Buyer's Net Investment or interest with respect thereto or any fees or other amounts payable hereunder or for termination of any Commitment, (iv) change the percentage of the Commitments or the number of other Owners, which shall be required for the other Owners or any of them to take any action under this Section or any other provision of this Agreement, (v) release all or substantially all of the property with respect to which a security interest therein has been granted hereunder to the Agent or the other Owners or
(vi) extend or permit the extension of the Commitment Termination Date. In the event the Agent requests the Buyer's or any other Owner's consent pursuant to the foregoing provisions and the Agent does not receive a consent (either positive or negative) from the Buyer or such other Owner within 10 Business Days of the Buyer's or other Owner's receipt of such request, then the Buyer or such other Owner (and its percentage interest hereunder) shall be disregarded in determining whether the Agent shall have obtained sufficient consent hereunder.

                  SECTION 11.3. NOTICES. Except as provided below, all communications and notices provided for hereunder shall be in writing (including telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 11.3 and confirmation is received, (ii) if given by mail, 3 Business Days following such posting, postage prepaid, U.S. certified or registered, (iii) if given by overnight courier, one
(1) Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in this Section 11.3. However, anything in this Section to the contrary notwithstanding, the Transferor hereby authorizes Buyer to effect Transfers and funding period selections based on telephonic notices made by any Person which Buyer in good faith believes to be acting on behalf of the Transferor. The Transferor agrees to deliver promptly to Buyer a written confirmation of each telephonic notice signed by an authorized officer of Transferor. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs in any material respect from the action taken by Buyer, the records of Buyer shall govern absent manifest error.


                         If to the Buyer:

                             Sheffield Receivables Corporation
                             c/o Barclays Bank PLC
                             222 Broadway, 7th Floor
                             New York, New York 10038
                             Attention:  Jay Kim
                             Telephone:        (212) 412-7621
                             Telecopy:         (212) 412-6846



                                    (with a copy to the Agent)



                         If to the Transferor:



                             CompuCredit Acquisition Funding Corp.
                             101 Convention Center Drive
                             Suite 850-14B
                             Las Vegas, Nevada 89109
                             Telephone:        (702) 949-0189
                             Telecopy:         (702) 598-3651

                             Payment Information:



                             Bank of America
                             Las Vegas, Nevada
                             ABA # 122400724
                             Account: CompuCredit Acquisition Funding Corp. Account No. 7100 74 030





                         If to CompuCredit Corporation:



                             CompuCredit Corporation
                             Two Ravinia Drive, Suite 1750
                             Atlanta, GA 30346
                             Telephone:        (770) 901-5840
                             Telecopy:         (770) 901-5815


                         If to the Agent:



                             Barclays Bank PLC
                             222 Broadway, 7th Floor
                             New York, New York 10038
                             Attention: Mary Logan
                             Telephone:        (212) 412-3266
                             Telecopy:         (212) 412-6846



                  SECTION 11.4. GOVERNING LAW; SUBMISSION TO JURISDICTION; INTEGRATION.

                  (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. EACH OF THE PARTIES HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each of the parties hereto hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 11.4 shall affect the right of the parties hereto to bring any action or proceeding against any other party hereto or its property in the courts of other jurisdictions.

                  (b) EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER

SOUNDING IN CONTRACT, TORT OR OTHERWISE AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

                  (c) This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

                  (d) The Transferor and CompuCredit each hereby appoint CT Corporation located at 1633 Broadway, New York, New York 10019 as the authorized agent upon whom process may be served in any action arising out of or based upon this Agreement, the other Transaction Documents to which such Person is a party or the transactions contemplated hereby or thereby that may be instituted in the United States District Court for the Southern District of New York and of any New York State court sitting in The City of New York by Buyer, the Agent, any other Owner, or any assignee of any of them.

                  SECTION 11.5. SEVERABILITY; COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 11.6. SUCCESSORS AND ASSIGNS. (a) This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that (other than as permitted pursuant to Section 5.1(j)) neither the Transferor nor CompuCredit may assign any of its rights or delegate any of its duties hereunder or under the Receivables Purchase Agreement or under any of the other Transaction Documents to which it is a party without the prior written consent of the Agent.

                  (b) Each of the Transferor and CompuCredit hereby agrees and consents to the assignment by Buyer from time to time of all or any part of its rights under, interest in and title to this Agreement and the Transferred Interest to any Liquidity Provider; PROVIDED, HOWEVER, that any such assignment shall be made in accordance with the provisions of Section 11.11 hereof.

                  SECTION 11.7. DISCLOSURE. Each of the Transferor and CompuCredit hereby consents to the disclosure of any non-public information with respect to it received by the Buyer, the Agent, any other Owner or the Administrative Agent to any of the Buyer, the Agent, any nationally recognized rating agency rating Buyer's

Commercial Paper, the Agent, any other Owner, or, to the extent that it is an Affiliate of the Agent, the Liquidity Provider or the Credit Support Provider in relation to this Agreement.

                  SECTION 11.8. CONFIDENTIALITY AGREEMENT. Each of the Transferor and CompuCredit hereby agrees that it will not disclose the contents of this Agreement or any other proprietary or confidential information of the Buyer, the Agent, any Liquidity Provider or any other Owner to any other Person except (i) its auditors and attorneys, employees or financial advisors (other than any commercial bank) and any nationally recognized rating agency, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information, (ii) as otherwise required by applicable law or order of a court of competent jurisdiction, or (iii) required in response to any summons or subpoena or in connection with any litigation; and PROVIDED, FURTHER, however, that the Transferor and the Servicer shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of theirs. Such documents shall include, but not be limited to, research studies, proprietary technology, trade secrets, know-how, market studies and forecasts, competitive analyses, pricing policies, the substance of agreements with customers and others, marketing arrangements, customer lists and other documents embodying such confidential information.

                  SECTION 11.9. NO BANKRUPTCY PETITION. (a) Each of the Transferor and CompuCredit hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other indebtedness of Buyer, it will not institute against, or join any other Person in instituting against, Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                  (b) Notwithstanding any prior termination of this Agreement, the Buyer, any other Owner, the Agent, the Servicer, each Person which acquires an interest in the Transferor's Interest and each of their respective successors and assigns, shall not, prior to the date which is one year and one day after the termination of this Agreement, acquiesce, petition or otherwise invoke or cause the Transferor to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Transferor under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Transferor or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Transferor.

                  SECTION 11.10. NO RECOURSE AGAINST STOCKHOLDERS, OFFICERS OR DIRECTORS. No recourse under any obligation, covenant or agreement of Buyer contained in this Agreement shall be had against any stockholder, officer or director of Buyer, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of Buyer, and that no personal liability whatsoever shall attach to or be incurred by the stockholders, officers or directors of the buyer, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of Buyer contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by Buyer of any of such obligations, covenants or agreements, either at common law or at equity, or by statute or constitution, of every such stockholder, officer or director of the Buyer is hereby expressly waived as a condition of and consideration for the execution of this Agreement.

                  SECTION 11.11. TAX MATTERS.

                  (a) Notwithstanding anything to the contrary herein, the Servicer shall be entitled to withhold any amount that it determines in its sole discretion is required to be withheld pursuant to Section 1446 of the Code and such amount shall be deemed to have been paid for all purposes of the Agreement.

                  (b) Each Owner agrees that prior to the date on which the first interest payment hereunder is due thereto, it will provide to the Servicer
(i) if such Owner is incorporated or organized under the laws of a jurisdiction outside the United States, two duly completed copies of the United States Internal Revenue Service Form 4224 or, if the Transferor in its sole discretion consents, Form 1001, or in either case successor applicable or required forms,
(ii) upon the request of the Transferor, a duly completed copy of United States Internal Revenue Service Form W-9 or, if the Transferor in its sole discretion consents, Form W-8, or in either case successor applicable or required forms, and (iii) such other forms and information as may be required to confirm the availability of any applicable exemption from United States federal, state or local withholding taxes. Each Owner agrees to provide to the Servicer like additional subsequent duly completed forms (subject to like consent) satisfactory to the Servicer on or before the date that any such form expires or becomes obsolete, or upon the occurrence of any event requiring an amendment, resubmission or change in the most recent form previously delivered by it, and to provide such extensions or renewals as may be reasonably requested by the Servicer. Each Owner certifies, represents and warrants that as of the date of this Agreement, or in the case of an Owner which is an assignee as of the date of such Assignment, that it is entitled (x) to receive payments under this Agreement without deduction or withholding (other than pursuant to Section 1446 of the Code, if applicable) of any United States federal income taxes and (y) to an exemption from United States backup withholding tax. Each Owner represents and warrants (but without limitation to its rights under Section 8.2 that it shall pay any taxes imposed on such Owner (but without limitation to its rights under Section 8.2) attributable to its interest in the Transferred Interest.

          (c) Each Owner agrees with the Transferor that: (i) such Owner, will deliver to the Transferor, on or before the Closing Date or the effective date of any participation or Assignment, a letter in the form annexed hereto as Exhibit K (an "INVESTMENT LETTER"), executed by such assignee, with respect to the purchase by such Owner, of a portion of an interest relating to the Transferred Interest and (ii) all of the statements made by such Owner, as applicable, in its Investment Letter shall be true and correct as of the date made.

                  (d) Each Owner, by its holding of an interest in the Transferred Interest, hereby severally represents, warrants and covenants, and each Buyer or Owner, as applicable, that acquires an interest in the Transferred Interest by Assignment shall be deemed to have severally represented, warranted and covenanted upon such Assignment that: (i) such Buyer or Owner, as applicable, has not acquired and shall not sell, trade or transfer any interest in the Transferred Interest, nor cause any interest in the Transferred Interest to be marketed, on or through either (A) an "established securities market" (or the substantial equivalent thereof) within the meaning of Section 7704(b)(1) of the Code (including an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise) or (B) a "secondary market" (or the substantial equivalent thereof) within the meaning of Section 7704(b)(2) of the Code (including a market wherein interests in the Transferred Interest are regularly quoted by any person making a market in such interests and a market wherein any person regularly makes available bid or offer quotes with respect to interests in the Transferred Interest and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others), and (ii) unless the Transferor consents otherwise, such Buyer or Owner, as applicable, (A) is properly classified as, and shall remain classified as, a "corporation" as described in
Section 7701(a)(3) of the Code and (B) is not, and shall not become, an "S corporation" as described in Section 1361 of the Code. Each Buyer or Owner, as applicable, represents, warrants and covenants that it shall (A) cause each of its Participants otherwise permitted hereunder to make representations, warranties and covenants similar to the foregoing for the benefit of the Transferor at the time such Participant becomes a Participant and (B) forward a copy of such representations, warranties and covenants to the Transferor. In the event of any breach of the representation, warranty and covenant of a Buyer or Owner, as applicable, or its Participant that such Buyer or Owner, as applicable, or Participant shall remain classified as a corporation other than an S corporation, such Buyer or Owner, as applicable, shall notify the Transferor promptly upon such Buyer or Owner, as applicable, becoming aware of such breach, and thereupon the Buyer or Owner, as applicable, hereby agrees to use reasonable efforts to procure a replacement investor not so affected which is acceptable to the Transferor and the Buyer to replace such affected Buyer or Owner, as applicable. In any such event, the Transferor shall also have the right to procure a replacement investor, provided such replacement investor (i) is acceptable to the Buyer and the Agent and (ii) any replacement of the Buyer will terminate the obligations of the Agent hereunder and (iii) any replacement of the Agent, in its capacity as Agent hereunder or as an Owner, shall require the replacement of the Buyer. Each affected Buyer and Owner hereby agrees to take all actions necessary to permit a replacement investor to succeed to its rights and obligations hereunder. Each

Buyer and Owner which has a Participant which has breached its representation, warranty and covenant that it shall remain classified as a corporation other than an S corporation hereby agrees (without limiting theright of the Transferor to procure a replacement investor for such Buyer or Owner as applicable, as provided above in this paragraph) to notify the Transferor of such breach promptly upon such Buyer or Owner, as applicable, becoming aware thereof and to use reasonable efforts to procure a replacement Participant, as applicable, not so affected which is acceptable to the Transferor and the Buyer to replace any such Participant.

                  (e) Subject to the provisions of subsection (g), each Owner may at any time sell, assign or otherwise transfer, to the extent of such Owner's interest in the Transferred Interest, to (i) a Permitted Assignee, in the case of an Assignment by Buyer or its assigns or (ii) any other Person to which the Transferor may consent, which consent shall not be unreasonably withheld (it being understood that such consent shall be considered to be withheld reasonably on the basis that, and no Assignment pursuant to clause (i) or (ii) above shall be permitted if, following such proposed Assignment the number of Private Holders would exceed 80 or otherwise cause the arrangement created pursuant to this Agreement to be in jeopardy of being treated as taxable as a publicly traded partnership pursuant to Section 7704 of the Code) all or part of its interest in the Transferred Interest; PROVIDED, HOWEVER, that any Assignment shall be void unless (x) the minimum amount of such Assignment shall be $5,000,000, (y) such assignee Buyer or other Owner, as applicable, shall comply with this Section 11.11 and shall have delivered to the Transferor, prior to the effectiveness of such Assignment, a copy of an agreement under which such assignee has made the representations, warranties and covenants required to be made pursuant to this Section 11.11, and (z) such proposed assignee shall provide the forms described in Section 11.11(b) (subject to the Transferor's consent, as applicable and as set forth therein) in the manner described therein. In connection with any Assignment, the assignor Buyer or the Owner, as applicable, shall request in writing to the Transferor for the consent of the Transferor (if required pursuant to this Section) (the Transferor shall respond to any such request within ten Business Days after its receipt and the Transferor will not unreasonably withhold such consent) it being understood that the obtaining of such consent (if required pursuant to this Section) is a condition to the effectiveness of the Assignment. Each assignee of a Buyer or other Owner, as applicable, is subject to the terms and conditions of subsection 11.11(b) on an ongoing basis and hereby makes the certifications, representations and warranties contained therein.

        (f) Subject to the provisions of subsection (g), any Owner may at any time grant a participation in all or part of its interest in the Transferred Interest to (i) a Permitted Assignee, in the case of a participation granted by Buyer or its assigns or (ii) any other Person to which the Transferor may consent, which consent shall not be unreasonably withheld (it being understood that such consent shall be considered to be withheld reasonably on the basis that, and no participation pursuant to clause (i) or (ii) above shall be permitted if, following such proposed participation the number of Private Holders would exceed 80 or otherwise cause the arrangement created pursuant to this

Agreement to be in jeopardy of being treated as taxable as a publicly traded partnership pursuant to Section 7704 of the Code) (each such Person, a "PARTICIPANT"); PROVIDED, HOWEVER, that such participation shall be void, unless such Participant complies with the applicable provisions of this Section 11.11 and such Buyer or other Owner, as applicable, delivers to the Transferor, prior to the effectiveness of its participation, a copy of an agreement under which such Participant has made the representations, warranties and covenants to be made pursuant to this Section 11.11. In connection with the granting of any such participation to any Person, the granting Buyer or other Owner, as applicable, shall provide a written request to the Transferor for the consent of the Transferor to the granting of the specified interest to any identified prospective Participant, if such consent is required to be given pursuant to this Section, and the Transferor shall respond to any such request within ten Business Days after its receipt, it being understood that the obtaining of such consent (if so required) is a condition to the effectiveness of a participation. Each Buyer and other Owner hereby acknowledges and agrees that any such participation will not alter or affect in any way whatsoever such Buyer's and other Owner's direct obligations hereunder and that the Transferor shall have no obligation to have any communication or relationship whatsoever with any Participant of such Buyer or other Owner, as applicable, in order to enforce the obligations of such Buyer or other Owner, as applicable, hereunder. Each Buyer and other Owner shall promptly notify the Transferor in writing of the identity and interest of each Participant upon any such disposition. As a condition of granting any participation, the applicable Buyer or other Owner hereby agrees to deliver to the Transferor a certification of the proposed Participant pursuant to which the Participant certifies, represents and warrants that (i) such Participant is entitled to (x) receive payments with respect to its participation without deduction or withholding of any United States federal income taxes and (y) an exemption from United States backup withholding tax,
(ii) prior to the date on which the first interest payment is due to the Participant, such Buyer or other Owner, as applicable, will provide to the Servicer the forms described in clauses (i), (ii) and (iii) of subsection 11.11(b) (subject to the Transferor's consent, as applicable and as set forth therein) as though the Participant were a Buyer or other Owner, as applicable,
(iii) such Buyer or other Owner similarly will provide subsequent forms as described in subsection 11.11(b) with respect to such Participant as though it were a Buyer or other Owner, as applicable, and (iv) such Participant will pay any taxes imposed on its participation interest in the Transferred Interest.

          (g) Except (i) as provided in subsections (e) and (f) above and in Sections 9.9 and 11.6 hereof and (ii) in connection with any pledge to any Federal Reserve Bank to secure any obligation of the Buyer or other Owner, neither the Buyer nor any other Owner may transfer, assign, exchange or otherwise convey or pledge, hypothecate, or otherwise grant a security interest in the Transferred Interest and any such attempted transfer, assignment, exchange, conveyance, pledge, hypothecation or grant shall be void.

                  SECTION 11.12. TAX TREATMENT. The Transferor has entered into this Agreement, and the interests of the Buyer in the Transferred Interest will be issued, with the intention that, for federal, state and local income and franchise tax purposes, the Transferred Interest will qualify as indebtedness secured by the Receivables. The Transferor, by entering into this Agreement, and the Buyer, by the acceptance of any such interest in the Transferred Interest, agree to treat such interest in the Transferred Interest for federal, state and local income and franchise tax purposes as indebtedness of the Transferor. The Buyer agrees that it will cause any Person acquiring an interest in the Transferred Interest through it to comply with this Agreement as to treatment as indebtedness under applicable tax law, as described in this Section 9.11. None of the parties hereto shall make the election provided for in Treasury Regulation section 301.7701-3(c). The provisions of this Agreement shall be construed in furtherance of the foregoing intended tax treatment.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Transfer and Administration Agreement as of the date first written above.




                                         SHEFFIELD RECEIVABLES CORPORATION,
                                           as Buyer


                                         By: /s/ Michael Wade
                                            ----------------------------------
                                            Name: Michael Wade
                                            Title: Associate Director





                                         COMPUCREDIT ACQUISITION FUNDING CORP.
                                           as the Transferor


                                         By: /s/ Rebecca L. Howell
                                            ----------------------------------
                                            Name: Rebecca L. Howell
                                            Title: Assistant Secretary



                                         COMPUCREDIT CORPORATION, individually
                                           and as Servicer and Guarantor


                                         By:
                                            ----------------------------------
                                            Name:
                                            Title:





                                         BARCLAYS BANK PLC
                                           as the Agent



                                         By: /s/ Illegible
                                            ----------------------------------
                                            Name: Illegible
                                            Title:





            [Signature Page to Transfer and Administration Agreement]

                                                                      EXHIBIT A

                        FORM OF ASSIGNMENT AND ACCEPTANCE

         Reference is made to the Certificate Purchase Agreement, dated as of January 12, 1999 (the "AGREEMENT"), among CompuCredit Funding Corp., as the Transferor, CompuCredit Corporation, as the Servicer, the Investors named therein, Variable Funding Capital Corporation, as the Purchaser, First Union Capital Markets, a division of Wheat First Securities, Inc., as the Deal Agent, and First Union National Bank, as the Liquidity Agent. Terms defined in the Agreement are used herein with the same meaning.

                     (the "ASSIGNOR") and (the "ASSIGNEE") agree as follows:
--------------------

         1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and accepts from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Agreement as of the date hereof which represents the percentage interest specified in Section 1 of
Schedule 1 of all outstanding rights and obligations of the Assignor under the Agreement, including, without limitation, such interest in the Assignor's Commitment and the interest in the Series Supplement owned by the Assignor. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of interest in the Series Supplement owned by the Assignee will be as set forth in Section 2 of Schedule l.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any other instrument or document furnished pursuant thereto;
(iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of VFCC or the performance or observance by VFCC of any of its obligations under the Agreement or any other instrument or document furnished pursuant thereto; and (iv) confirms that the Assignee is an Eligible Assignee.

         3. The Assignee (i) confirms that it has received a copy of the Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Deal Agent, the Liquidity Agent, or the Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Deal Agent and the Liquidity Agent each to take such action as agent on its behalf and to exercise such powers under the Agreement as are delegated to the Deal Agent and the Liquidity Agent, respectively, by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as Purchaser.

The Assignee also covenants with each of the Deal Agent and the Servicer that the Assignee will not make a public offering of the interest being assigned to and accepted by it hereby, and will not reoffer or resell such interest, in a manner that would render the issuance and sale of such interest, whether considered together with the resale or otherwise, a violation of the Securities Act of 1933, as needed, or any state securities or "Blue Sky" laws or require registration pursuant thereto.

         4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to each of the Deal Agent and the Liquidity Agent for acceptance and recording by the Deal Agent. The effective date of this Assignment and Acceptance (the "TRANSFER DATE") shall be the date of acceptance thereof by the Deal Agent and the Liquidity Agent, unless a later date is specified in Section 3 of Schedule 1.

         5. Upon such acceptance by the Deal Agent and the Liquidity Agent and upon such recording by the Deal Agent, as of the Transfer Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Purchaser thereunder and
(ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement.

         6. Upon such acceptance by the Deal Agent and the Liquidity Agent and upon such recording by the Deal Agent, from and after the Transfer Date, the Deal Agent and the Liquidity Agent shall make, or cause to be made, all payments under the Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fee with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement for periods prior to the Transfer Date directly between themselves.

         7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                    [SIGNATURES SET FORTH ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   [ASSIGNOR]

                                        By:
                                           ------------------------------------

                                      Name:
                                           ------------------------------------

                                     Title:
                                           ------------------------------------


                                     ADDRESS FOR NOTICES

                                       [Address]

                                     [ASSIGNEE]


                                        By:
                                           ------------------------------------

                                      Name:
                                           ------------------------------------

                                     Title:
                                           ------------------------------------


                                     ADDRESS FOR NOTICES
                                       [Address]


Acknowledged and accepted
this _____ day of __________, _____

FIRST UNION CAPITAL MARKETS, a division of Wheat First Securities, Inc., a Virginia corporation, as Deal Agent

By:
     ------------------------------------

Name:
     ------------------------------------

Title:
     ------------------------------------

Acknowledged and accepted
this _____ day of __________, _____


FIRST UNION NATIONAL BANK,
a national banking association,
as Liquidity Agent


By:
     ------------------------------------
Name:
     ------------------------------------
Title:
     ------------------------------------

                                                                      SCHEDULE I


                          TO ASSIGNMENT AND ACCEPTANCE

                            Dated ___________, 19__

SECTION 1.
                       Percentage Interest:                    %
                                                          -----

SECTION 2.
                       Assignee's Commitment:            $
                                                          --------

                       Aggregate Class A Investment
                       Amount Owing to the Assignee:
                                                          $-------

SECTION 3.
                       Transfer Date:               _________, 19__

                                                                       EXHIBIT B
                             FORM OF NOTICE OF SALE

                                                               ________ __, 1999

         I, _______________, ________________ of COMPUCREDIT FUNDING CORP. (the
"TRANSFEROR"), hereby certify that, with respect to that certain Certificate Purchase Agreement (as amended from time to time the "AGREEMENT"), dated as of January 12, 1999, by and among the Transferor, CompuCredit Corporation, as the Servicer, Variable Funding Capital Corporation, as the Purchaser, First Union Capital Markets, a division of Wheat First Securities, Inc., as the Deal Agent, First Union National Bank, as the Liquidity Agent, and the Investors named therein, the following is true and correct as of the date hereof:

                  1. The Transferor hereby requests that a purchase of the Class A Initial Invested Amount or Class A Invested Amount Increase be made in accordance with the following terms:

                  (a) The aggregate amount of such Class A Initial Invested Amount or Class A Invested Amount Increase shall be ______________.

                  (b) The Purchase Date of such Class A Initial Invested Amount or Class A Invested Amount Increase shall be ______________.

                  2. The Transferor hereby confirms as follows:

                  (a) The representations and warranties contained in
Section 4.1 of the Agreement are true and correct as though made on the date hereof.

                  (b) No event has occurred and is continuing, or would result from the purchase of the Class A Initial Invested Amount or Class A Invested Amount Increase occurring on the date hereof, which would cause the Termination Date to occur.

                  (c) The conditions to the purchase of such Class A Initial Invested Amount or Class A Invested Amount Increase pursuant to Section 3.1 or
Section 3.2, as applicable, of the Agreement have been satisfied in full.

                  (d) As of the date of such Class A Initial Invested Amount or Class A Invested Amount Increase, the Class A Invested Amount (after giving effect to such purchase) does not exceed the Facility Limit.

                  (e) On and as of the date hereof, the Transferor and the Servicer have each performed in all material respects all of the agreements contained in the Agreement to be performed by such Person at or prior to such day.

                  (f) To the Transferor's best knowledge, no law, rule or regulation prohibits, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality prohibits or enjoins, the making of the purchase occurring on the Purchase Date indicate herein.

                  3. The capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

                  4. Wire Instructions for such Class A Initial Invested Amount or Class A Invested Amount Increase:

                     [SIGNATURE SET FORTH ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, I have hereunto signed my name as of the date FIRST above written.

                                     COMPUCREDIT FUNDING CORP., a Nevada
                                     corporation


                                        By:
                                           ------------------------------------

                                      Name:
                                           ------------------------------------

                                     Title:
                                           ------------------------------------

                                                                       EXHIBIT D

                        TRADENAMES, FICTITIOUS NAMES AND
                            "DOING BUSINESS AS" NAMES





CompuCredit Funding Corp.